EXHIBIT 10.38

SEALY PROFIT SHARING PLAN

Effective Date:  January 1, 1977

Restatement Generally Effective:  December 1, 2006

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SEALY PROFIT SHARING PLAN

THIS AMENDMENT AND RESTATEMENT is executed as of the date set forth below, by SEALY CORPORATION, a Delaware corporation, (hereinafter called the “Company”);

W I T N E S S E T H:

WHEREAS, the Company previously established the Sealy, Incorporated Employees’ Thrift Plan (the “Thrift Plan”), effective January 1, 1977; and

WHEREAS, the Company amended and restated the Thrift Plan as the Sealy Profit Sharing Plan (the “Plan”), effective January 1, 1988, in order to provide Participants with the opportunity to make deferred pay contributions pursuant to Section 401(k) of the Internal Revenue Code and to make certain other desirable changes; and

WHEREAS, the Company amended and restated the Plan in order to conform it to the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, and subsequent legislation and to make certain other necessary or desirable changes; and

WHEREAS, the Company amended and restated the Plan, generally effective December 1, 2001, in order to bring it into compliance with the General Agreement on Tariffs and Trade of 1994, the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and related laws and regulations (collectively, “GUST”), as well as certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, and to make certain other changes the Company deemed necessary or desirable, and to secure a favorable determination letter from the Internal Revenue Service, which letter was issued March 21, 2003; and

WHEREAS, the Company reserved the right to further amend the Plan in accordance with Section 16.1 of the December 1, 2001 restatement; and

WHEREAS, the Company desires to again amend and restate the Plan, generally effective December 1, 2006, in order to bring it into full compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001, the Job Creation and Worker Assistance Act of 2002 and related laws and regulations (collectively, “EGTRRA”), to bring it into compliance with final Treasury regulations issued under Code Sections 401(k) and 415, and certain provisions of

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the Pension Protection Act of 2006 (“PPA”), to make certain other changes the Company deems necessary or desirable including changes intended to clarify the interpretation of existing Plan provisions, and to secure a favorable determination letter from the Internal Revenue Service;

NOW, THEREFORE, the Plan is hereby amended and restated, generally effective December 1, 2006, except as otherwise hereinafter provided, as follows:

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ARTICLE 1

PRELIMINARY PROVISIONS

1.1               Name.  The name of this Plan, as amended and restated, shall be the SEALY PROFIT SHARING PLAN.

1.2               Effective Date.  The provisions of the Plan were originally effective January 1, 1977.

1.3               Restatement Date.  The provisions of the Plan as amended and restated herein are effective December 1, 2006, except as otherwise provided herein.  Notwithstanding the foregoing to the contrary, to the extent that provisions contained herein reflect changes to the law applicable to the Plan effective prior to the Restatement Date, such provisions shall be deemed effective as of the appropriate legal effective date with respect to the Plan.

1.4               Purpose.  This Plan was originally created and is hereby continued for the purpose of providing benefits to the Participants in this Plan upon their retirement and for the purpose of providing such other benefits to such Participants and their Beneficiaries as are hereinafter described.

1.5               Status and Contributions.  This Plan is a profit sharing plan intended to qualify under Code Section 401(a) as well as containing features intended to qualify under Code Section 401(k).  Contributions hereunder are not contingent on any Participating Company having current or accumulated earnings and profits.

ARTICLE 2

DEFINITIONS

The use of neuter, masculine and feminine pronouns shall each be read to include the others and the use of the singular shall be read to include the plural and vice versa.  Unless the context otherwise indicates, the following terms when initially capitalized herein shall have the following meanings whenever used in this instrument:

2.1           Accountholder.  The word “Accountholder” shall mean each Participant, former Participant, Beneficiary or “alternate payee” (as defined in Section 15.1(a) hereof) who has assets credited to one or more Accounts under this Plan.

2.2           Accounts.  The word “Accounts” shall mean “Deferred Pay Accounts” established pursuant to Articles 4 and 8 hereof, “Employer Base Accounts” established pursuant to Articles 5 and 8 hereof, “Profit Sharing Accounts” established pursuant to Articles 5 and 8 hereof, “Employee After-Tax Accounts” established pursuant to Article 8 hereof, “Safe Harbor Accounts” established pursuant to Articles 5 and 8 hereof, “Distributable Accounts” established pursuant to Articles 8, 9, 10 and 11 hereof and “Rollover Accounts” established pursuant to Articles 8 and 18 hereof.

2.3           Active Participant.  The words “Active Participant” shall mean a Participant during any period in which he is a Covered Employee; provided, however, that the following Participants shall be subject to the applicable provisions set forth in Article 19 hereof:

(a)                                  any Participant who transfers employment from a Participating Company to a non-participating Affiliate;

(b)                                 any Participant who has a change of status from the status of Covered Employee to a status other than a Covered Employee;

(c)                                  any Employee who transfers employment from a non-participating Affiliate to a Participating Company; and

(d)                                 any Employee who has a change of status from status other than a Covered Employee to the status of a Covered Employee.

2.4           Affiliate.  The word “Affiliate” shall mean (a) a corporation that would be defined as a member of a “controlled group of corporations,” which includes a Participating Company or any business organization that would be defined as a trade or business (whether or not incorporated) under “common control” with a Participating Company within the meaning of Code Sections 414(b) and (c), (b) any member of an “affiliated service group,” as defined in Code Section 414(m) that includes a Participating Company, and (c) a member of any other arrangement as defined in

Treasury regulations under Code Section 414(o) that includes a Participating Company, but, in each case, only during the periods any such corporation, business organization or member would be so defined.

2.5           Allocation Date.  The words “Allocation Date” shall mean a date selected by the Company as of which allocations are made to Accounts.  As of the Restatement Date, such date shall be the last day of the Plan Year.

2.6           Annual Additions.  The words “Annual Additions” shall mean with respect to each Participant the sum of the following amounts in any Limitation Year:

(a)                                  the contributions of a Participating Company (including amounts contributed by the Participating Companies to the Trustee pursuant to a Participant’s deferral election under Section 4.1 hereof) or a Related Company credited to his accounts with respect to such Limitation Year under all defined contribution plans of a Participating Company or any Related Company, which plans meet the requirements of Code Section 401(a);

(b)                                 forfeitures creditable to his accounts under all such defined contribution plans of a Participating Company or any Related Company with respect to such Limitation Year; and

(c)                                  unless the provisions of this subsection cease to be required by the Code, amounts allocated, in Limitation Years beginning after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by a Participating Company or any Related Company and amounts derived from contributions paid or accrued after December 31, 1985, in Limitation Years ending after such date, which are attributable to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by a Participating Company or any Related Company.

2.7           Automatic Rollover Maximum  Effective March 28, 2005, the words “Automatic Rollover Maximum” shall mean Five Thousand Dollars ($5,000); provided, however, that in determining the Automatic Rollover Amount, amounts credited to Rollover Accounts shall not be taken into account.

2.8           Beneficiary.  The word “Beneficiary” shall mean any person, other than an alternate payee (as defined in Section 15.1(a) hereof), who receives or is designated to receive payment of any benefit under the terms of this Plan because of the participation of another person in this Plan.

2.9           Cashout Maximum.  The words “Cashout Maximum” shall mean:

(a)                                  Three Thousand Five Hundred Dollars ($3,500) prior to December 1, 1998;

(b)                                 Five Thousand Dollars ($5,000) on and after December 1, 1998 and prior to March 28, 2005, provided, however, that effective on and after December 1,

2002 and prior to March 28, 2005, in determining the Cashout Maximum, amounts credited to Rollover Accounts shall not be taken into account; and

(c)                                  One Thousand Dollars ($1,000), including amounts credited to Rollover Accounts, on and after March 28, 2005.

2.10         Code.  The word “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and lawful regulations and other guidance promulgated thereunder.  Whenever a reference is made to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or a similar purpose.

2.11         Committee.  The word “Committee” shall mean the Benefit Appeals Committee constituted under the provisions of Article 14 hereof.

2.12         Company.  The word “Company” shall mean Sealy Corporation or any corporation or any other business organization that shall assume the obligations of Sealy Corporation under this Plan as provided herein with respect to the Participants.  For periods prior to June 1, 1990, the word “Company” shall mean The Ohio Mattress Company Licensing and Components Group (formerly known as Sealy, Incorporated), or any corporation or any other business organization that shall assume the obligations of The Ohio Mattress Company Licensing and Components Group, as provided herein with respect to the Participants.

2.13         Compensation.  The word “Compensation” shall mean all remuneration paid by any Participating Company to a Participant during a Plan Year for services rendered to any Participating Company while both a Covered Employee and a Participant, including wages and salaries, and adjusted as follows:

(a)                                  Wages and salaries shall include regular pay, incentive payments to sales representatives under the Sealy Sales Incentive Compensation Program, commissions, vacation pay, overtime, sick pay (including short term disability benefits), holiday pay and funeral pay.

(b)                                 Compensation shall be increased for amounts contributed by the Participating Company to the Trustee pursuant to a Participant’s election under Code Sections 125 (including, as applicable, amounts deemed to be Code Section 125 compensation under Revenue Ruling 2007-27), 132(f), 402(g)(3) (i.e., amounts considered under Code Section 401(k), 402(h)1)(B), 403(b)or 408(p)(2)(A)(i)), or 457.

(c)                                  Compensation shall not include bonuses (whether discretionary or nondiscretionary), any extra benefits such as payment by the Company of hospitalization, group insurance or long term disability income payments, expense reimbursements, expense allowances or moving expenses, cash and non-cash fringe benefits and welfare benefits, deferred compensation, compensation earned before a Participant entered the Plan,, amounts allocated under Section 5.1 hereof, severance pay or other special payments or benefits (such as lump sum merit payments, prizes, awards, gifts, gross-ups, production bonuses, attendance bonuses, recognition bonuses, and shift premiums).

In addition, Compensation shall not include payments made after Termination of Employment (such as severance payments, “parachute payments” within the meaning of Code Section 280G and payments from a non-qualified deferred compensation plan made on account of such Termination of Employment).

The amount of a Participant’s Compensation for any Plan Year shall be determined as of the last day of such year.

With respect to an Employee who returns from Military Service to employment with any Participating Company or Affiliate within the period during which his right to reemployment is guaranteed by law (which period is based on the Employee’s length of Military Service and generally may not exceed ninety (90) days after completing his Military Service), the Compensation to be used for purposes of making make-up contributions in accordance with Section 4.8 hereof and receiving an allocation of employer contributions in accordance with Section 5.9 hereof, shall be made using (1) the Compensation the Employee would have received but for his period of Military Service or (2) if the Employee’s Compensation is not reasonably certain, the Employee’s average Compensation during the twelve (12) month period (or, if the Employee was employed for less than twelve (12) months prior to his Military Service, during such period of employment) immediately preceding the commencement of his Military Service.

Notwithstanding the foregoing, the maximum Compensation of any Participant that may be considered for any purpose under this Plan shall not exceed the limit prescribed under Code Section 401(a)(17), adjusted for changes in the cost of living as shall be prescribed by the Secretary of Treasury pursuant to such Code Section.  For informational purposes, the Compensation limit is $200,000 for the 2003 Plan Year (that is, the Plan Year beginning on December 1, 2003), $205,000 for the 2004 Plan Year, $210,000 for the 2005 Plan Year, $220,000 for the 2006 Plan Year, $225,000 for the 2007 Plan Year and $230,000 for the 2008 Plan Year.

2.14         Continuous Service.  The words “Continuous Service” shall mean, for an Employee of a Participating Company, his length of service with such Participating Company or any Affiliate from his Date of Hire to his date of Termination of Employment following such Date of Hire, and, with respect to Participating Companies or Affiliates that became Participating Companies or

Affiliates prior to December 1, 1999, even if such company was not a Participating Company or Affiliate at the Participant’s Date of Hire.

In addition, in accordance with the Code’s service spanning rules, if any Employee is rehired within twelve (12) months of the first to occur of:

(a)                                  the date of his Termination of Employment, provided his Termination of Employment is as a result of his discharge, quit or retirement, as described in subsections (a), (b) and (c) of Section 2.44; or

(b)                                 the first day of any period of absence, whether paid or unpaid, and whether for disability, vacation, holiday, sickness, leave of absence, layoff, Military Service or any other reason after the end of which the Employee did not return to work for a Participating Company or any Affiliate prior to his Termination of Employment;

such Employee’s “Continuous Service” shall include the Period of Severance measured from his Termination of Employment until his subsequent date of rehire.  Two (2) or more periods of employment or Periods of Severance that are included in an Employee’s Continuous Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve (12) months constituting a year and thirty (30) days constituting a month.

Notwithstanding anything contained herein to the contrary, an Employee’s “Continuous Service” shall include any period of his Military Service, provided he returns to employment with any Participating Company or Affiliate within the period during which his right to reemployment is guaranteed by law (which period is based on the Employee’s length of Military Service and generally may not exceed ninety (90) days after completing his Military Service).

2.15             Covered Employee.  The words “Covered Employee” shall mean an Employee during any period that he is employed by a Participating Company; provided, however, that no such Employee shall be a “Covered Employee” during any period that he:

(a)                                  is employed in a unit of Employees that is covered by a collective bargaining agreement to which a Participating Company is a party (unless such collective bargaining agreement provides for participation in this Plan);

(b)                                 is employed only by an Affiliate that is not a Participating Company;

(c)                                  is covered by a defined benefit plan, qualified under Code Section 401(a), to which a Participating Company makes contributions;

(d)                                 is a nonresident alien Employee who receives no earned income (within the meaning of Code Section 911(d)(2)) from a Participating Company or any Affiliate that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)), except to the extent expressly permitted by this Plan; or

(e)                                  is employed in a capacity reasonably categorized by the Company, a Participating Company or an Affiliate as a Leased Person, regardless of whether his status under the Code subsequently may be determined by a court, the Internal Revenue Service or other government entity to be a Covered Employee, an Employee or otherwise.

2.16         Date of Hire.  The words “Date of Hire” shall mean the date on which an Employee commences employment and works at least one (1) hour for a Participating Company or any Affiliate, and shall mean, in the case of a rehired Employee, the first date following his previous Termination of Employment on which he works at least one (1) hour for a Participating Company or any Affiliate, and, with respect to Participating Companies or Affiliates that became Participating Companies or Affiliates prior to December 1, 1999, even if such company was not a Participating Company or Affiliate at the Participant’s Date of Hire.  For purposes of this Section, the word “hour” is defined in Labor Regulation Section 2530.200b-2(a)(1), which, for informational purposes, shall be summarized to mean each hour for which an Employee is paid or entitled to payment, for the performance of duties for a Participating Company or any Affiliate.

2.17         Directed Brokerage Account.  The words “Directed Brokerage Account” shall mean an investment subaccount established on the Trustee’s books and records to enable an eligible Accountholder to invest in individual securities and investment vehicles permitted by the rules applicable to the Directed Brokerage Account, as such rules may be revised from time to time.

2.18         Disability.  The word “Disability” shall mean (and the related word “Disabled” shall relate to):

(a)                                  for disabilities incurred on or after January 1, 2002, either a disability under the Social Security Act or a disability under a long term disability program of a Participating Company or an Affiliate; and

(b)                                 for disabilities incurred prior to January 1, 2002, any disability that prevents an Employee from performing the material duties of his regular occupation.

2.19         Effective Date.  The words “Effective Date” of this Plan shall mean January 1, 1977.

2.20         Employee.  The word “Employee” shall mean any common law employee or Leased Person of a Participating Company or an Affiliate.  The word “Employee” shall not include any person who renders service to a Participating Company or an Affiliate solely as a director or independent contractor.  In the event a person renders service to a Participating Company or an Affiliate as a common law employee and in another capacity as a director, an independent contractor or otherwise as a self-employed individual, he shall be considered to be an Employee hereunder only in his capacity as a common law employee.

In the event a person who was not classified by a Participating Company or an Affiliate as a common law employee is subsequently determined by a court, the Internal Revenue Service or other governmental entity to be a common law employee, such person shall only be considered to be an Employee hereunder prospectively from the date of such determination, or, if later, at the time that such person is initially treated as an Employee on the payroll records of the Participating Company or Affiliate.

2.21         Entry Date.  The words “Entry Date” shall mean the date as of which a Covered Employee may become a Participant in the Plan.  The Entry Dates in a Plan Year are June 1 and December 1.

2.22         ERISA.  The acronym “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and lawful regulations and other guidance promulgated thereunder.  Whenever a reference is made to a specific ERISA Section, such reference shall be deemed to include any successor ERISA Section having the same or similar purpose.

2.23         FMLA Leave.  The words “FMLA Leave” shall mean an Employee’s leave of absence which is designated by the Participating Company or an Affiliate as being taken pursuant to the Family and Medical Leave Act of 1993, as it may be amended from time to time, and lawful regulations and other guidance promulgated thereunder.

2.24         Highly Compensated Employee.  The words “Highly Compensated Employee” and the acronym (“HCE”) shall mean, on and after December 1, 1997, an Employee or a former Employee who is highly compensated for a Plan Year as described in Code Section 414(q), which is hereby incorporated by reference.

(a)                                  For informational purposes herein, a Highly Compensated Employee is described as an Employee who either:

(1)                                  during the current Plan Year or the Look-Back Year, was at any time a five percent (5%) or more actual or constructive owner of a Participating Company or any Affiliate; or

(2)                                  during the Look-Back Year, received Testing Compensation from the Participating Companies and all Affiliates greater than the limit prescribed in Code Section 414(q), adjusted for changes in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to such Code Section.  For informational purposes, the Testing Compensation threshold is $90,000 for the 2003 Plan Year (that is, the Plan Year beginning on December 1, 2003) and 2004 Plan Year, $95,000 for the 2005 Plan Year, $100,000 for the 2006 and 2007 Plan Years, and $105,000 for the 2008 Plan Year.

(b)                                 A highly compensated former Employee is described for informational purposes herein as a former Employee if either:

(1)                                  such former Employee was a Highly Compensated Employee when such former Employee terminated his employment; or

(2)                                  such former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

(c)                                  For purposes of this Section, “Look-Back Year” shall mean the twelve (12) month period immediately preceding the current Plan Year; provided, however, that the Company may elect that the Look-Back Year be the calendar year ending with or within such twelve (12) month period.  Any such election must be made with respect to all qualified retirement plans of the Participating Companies.

2.25         Hours.  The word “Hours” shall mean for any Employee, a number of Hours calculated pursuant to (a), (b) or (c) below depending on whether the Employee is compensated on an hourly or salaried basis or is a truck driver compensated on a mileage or trip basis:

(a)                                  For any Employee who is compensated on an hourly basis, the word “Hours” shall mean the actual number of Hours for which he is directly or indirectly paid or entitled to payment by a Participating Company or any Affiliate for the performance of duties either as regular wages, salary or commissions, or for reasons other than the performance of duties such as vacation or holiday pay and, in either case, including payments pursuant to an award or agreement requiring a Participating Company or an Affiliate to pay back wages, irrespective of mitigation of damages, all as more fully described in Labor Regulation Section 2530.200b-2(a).  Hours under this subsection that are credited other than for the performance of duties shall be calculated, and Hours shall be credited to computation periods, pursuant to Labor Regulation Section 2530.200b-2(b) and (c), respectively, which are incorporated herein by reference.

(b)                                 For any Employee who is compensated on a salaried basis, the word “Hours” shall mean the hours that are calculated and for which he is credited pursuant to the equivalency set forth in Labor Regulation Section 2530.200b-3(e)(1)(iv), which is incorporated herein by reference.  With respect to any such salaried Employee, Hours shall be calculated on the basis of months of employment whereby the Employee shall be credited with one hundred ninety (190) Hours for each month in which the Employee would be required to be credited with at least one (1) Hour pursuant to the rules described above for crediting Hours to Employees compensated on an hourly basis.

(c)                                  For any Employee who is a truck driver who is compensated on a mileage or trip basis, the word “Hours” shall mean the hours that are calculated and for which he is credited pursuant to the equivalency set forth in Labor Regulation Section 2530.200b-3(e)(1)(i), which is incorporated herein by reference.  With respect to any such truck driver Employee, Hours shall be calculated on the basis of days of employment whereby the Employee shall be credited with ten (10) Hours for each day in which the Employee would be required to be credited with at least one (1) Hour pursuant to the rules described above for crediting Hours to Employees compensated on an hourly basis.

Notwithstanding the foregoing,

(1)                                  no Employee shall be credited with more than 501 Hours with respect to payments he receives or is entitled to receive during any single continuous period during which he performs no services for a Participating Company or an Affiliate (irrespective of whether he has terminated employment) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence;

(2)                                  no Employee shall be credited with Hours with respect to payments he receives or is entitled to receive during a period when he performs no services for a Participating Company or an Affiliate under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, disability insurance or Federal Social Security laws; and

(3)                                  no Employee or former Employee shall be credited with Hours with respect to payments he receives or is entitled to receive under a pension benefit plan to which a Participating Company or an Affiliate has contributed during a period when he performs no services for a Participating Company or an Affiliate.

Notwithstanding the foregoing provisions of this Section, in the event any Employee does not perform services for the Company or any Affiliate by reason of either:

(A)                              the pregnancy of such Employee; or

(B)                                the birth of a child of such Employee; or

(C)                                the placement of a child with such Employee in connection with the adoption of such child by such Employee; or

(D)                               the care for a child born to or placed with such Employee for a period beginning immediately following such birth or placement,

such Employee shall, solely for purposes of determining whether the Employee has incurred a One (1) Year Break In Service, be credited either with the Hours that otherwise would normally have been credited to such Employee but for such absence or, in any case in which the Plan Administrator is unable to determine the Hours described in the preceding clause, eight (8) Hours per day of such absence; provided, however, that the total number of Hours that an Employee may be credited with by reason of any such pregnancy, birth, placement or care shall not exceed five hundred one (501) Hours.  An Employee shall be credited with the Hours described in the preceding sentence only in the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a One (1) Year Break In Service in such Plan Year solely because the Employee is credited with Hours pursuant to the preceding sentence or, in any other case, in the immediately following Plan Year.  The Plan Administrator may require any Employee who is absent from work because of any such pregnancy, birth, placement or care to furnish to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish both that the Employee’s absence from work is because of such pregnancy, birth, placement or care and the number of days during which the Employee was absent because of such pregnancy, birth, placement or care.

2.26         Investment Manager.  The words “Investment Manager” shall mean such investment manager as is appointed by the Plan Administrator and any successor investment manager or investment managers.

2.27         Leased Person.  The words “Leased Person” shall mean, on and after December 1, 1997, any individual who, pursuant to an agreement between any Participating Company or Affiliate and any leasing organization, has performed services for the Participating Company, for an Affiliate or for related persons, as determined in accordance with Code Section 414(n)(6), on a substantially full time basis for a period of at least one (1) year; provided, however, that such services are performed under the primary direction or control of the Participating Company or the Affiliate.

In the event a person who was not classified by a Participating Company or an Affiliate as a Leased Person is subsequently determined by a court, the Internal Revenue Service or other governmental entity to be a Leased Person, such person shall only be considered to be a Leased Person hereunder prospectively from the date of such determination, or, if later, at the time that such person is initially treated as a Leased Person by a Participating Company or an Affiliate.

2.28         Limitation Year.  Effective December 1, 2007, the words “Limitation Year” shall mean the twelve (12) month period ending on November 30 in each calendar year.  Prior to December 1, 2007, the words “Limitation Year” shall mean the twelve (12) month period ending on December 31 in each calendar year, except that in 2007 there shall be a short limitation year commencing January 1, 2007 and ending on November 30, 2007.  Furthermore, for periods prior to the Effective Date, the words “Limitation Year” shall mean the limitation years and, with appropriate adjustments, short limitation periods, established by the Company or by regulations issued by the Secretary of the Treasury or his delegate, for purposes of determining compliance with Code Section 415.

2.29         Military Service.  The words “Military Service” shall mean, for reemployment occurring on and after December 12, 1994, a period of interruption of the employment of an Employee caused by service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such Chapter with respect to such service, but only if the individual is reemployed under such Chapter.  For informational purposes, a period of Military Service generally shall include but not be limited to, but only to the extent required by law, a period during which an Employee performs duties in a uniformed service (including Reservists and the National Guard who are called to duty), in times of peace or war, whether voluntarily or involuntarily, including periods of actual service, active and inactive training duty, examination for fitness to serve, and the performance of funeral honors duty.  As used in this Section, the term “employment” means employment as an Employee, but excluding employment solely by reason of Military Service.

Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to Military Service are intended to be provided in accordance with Code Section 414(u).

2.30         Normal Retirement Date.  The words “Normal Retirement Date’” shall mean for each Participant the date upon which he attains age sixty five (65).

2.31         One (1) Year Break In Service.  The words “One (1) Year Break In Service” shall mean for any Employee or former Employee a Plan Year, ending on or after his Termination of Employment, during which the Employee or former Employee did not complete more than five hundred (500) Hours for a Participating Company or any Affiliate.

Notwithstanding anything contained herein to the contrary, an Employee will not incur a One (1) Year Break In Service during or as a result of a period of his Military Service, provided he returns to employment with any Participating Company or Affiliate within the period during which his right to reemployment is guaranteed by law (which period is based on the Employee’s length of Military Service and generally may not exceed ninety (90) days after completing his Military Service).

2.32         Participant.  The word “Participant” shall mean any person who becomes a Participant in this Plan in accordance with Article 3 hereof. A person shall cease to be a Participant upon his Termination of Employment.

2.33         Participating Company.  The words “Participating Company” shall mean the Company, and any of its subsidiaries and its Affiliates that shall be designated as a Participating Company by the Company, but only for periods during which it is so designated.

2.34         Period of Severance.  The words “Period of Severance” shall mean for any Employee or former Employee a period commencing on his Termination of Employment and ending on the date such Employee or former Employee is rehired by a Participating Company or any Affiliate. Notwithstanding the foregoing provisions of this Section, in the event any Employee ceases to be actively employed by reason of either:

(a)                                  the pregnancy of such Employee; or

(b)                                 the birth of a child of such Employee; or

(c)                                  the placement of a child with such Employee in connection with the adoption of such child by such Employee; or

(d)                                 the care for a child born to or placed with such Employee for a period beginning immediately following such birth or placement,

such Employee’s Period of Severance shall be deemed to have commenced on the later of the first anniversary of the date he ceased to be actively employed or his Termination of Employment.  The Plan Administrator may require any Employee who is absent from work by reason of any such pregnancy, birth or placement to furnish to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the Employee’s absence from work was by reason of such pregnancy, birth, placement or care.

Notwithstanding anything contained herein to the contrary, an Employee will not incur a Period of Severance during or as a result of a period of his Military Service, provided he returns to employment with any Participating Company or Affiliate within the period during which his right to reemployment is guaranteed by law (which period is based on the Employee’s length of Military Service and generally may not exceed ninety (90) days after completing his Military Service).

2.35         Plan.  The word “Plan” shall mean this Plan as originally executed and as may be amended from time to time.

2.36         Plan Administrator.  The words “Plan Administrator” shall mean the person or persons, corporation or business organization designated as Plan Administrator under Article 14 hereof.

2.37         Plan Year.  The words “Plan Year” shall mean the twelve (12) month period ending on November 30 in each calendar year.

2.38         Related Company.  The words “Related Company” shall mean (a) a corporation or business organization that would be defined as a member of a “controlled group of corporations,” which includes a Participating Company or any business organization that would be defined as a trade or business (whether or not incorporated) under “common control” with a Participating Company within the meaning of Code Sections 414(b) and (c), after substituting the phrase “more than fifty percent (50%)” for the phrase “at least eighty percent (80%)” each place that the latter phrase appears in Code Section 1563(a)(1), (b) any member of an “affiliated service group,” as defined in Code Section 414(m) that includes a Participating Company, and (c) a member of any other arrangement as defined in Treasury regulations under Code Section 414(o) that includes a Participating Company, but, in each case, only during the periods any such corporation, business organization or member would be so defined.

2.39         Restatement Date.  The words “Restatement Date” shall mean the general effective date of this amended and restated Plan, which date is December 1, 2006.

2.40         Safe Harbor Compensation.  The words “Safe Harbor Compensation” shall mean remuneration paid by Participating Companies to a Participant for the purpose of making safe harbor contributions (as applicable) as described in Article 5 hereof and, specifically “compensation” as defined in Code Section 414(s) and Treasury Regulation Section 1.414(s)-1, provided, however, that only compensation paid while an Active Participant shall be included in a Participant’s Safe Harbor Compensation.

2.41         Spouse  The word “Spouse” shall mean a Participant’s or former Participant’s legally married spouse as a result of a legal union, evidenced by documentation acceptable to the Plan Administrator, between one man and one woman as husband and wife, who is neither divorced nor legally separated from the Participant or former Participant.

2.42         Supplement.  The word “Supplement” shall mean a portion of this Plan, designated as such, which is adopted pursuant to Article 20 hereof and which contains provisions applicable only to a specified group of Employees, former Employees or others.

2.43         Taxable Year.  The words “Taxable Year” shall mean the annual accounting period of each of the Participating Companies.

2.44         Termination of Employment.  The words “Termination of Employment” shall mean for any Employee, the occurrence of any one of the following events, as a result of which he is no longer employed by any Participating Company or Affiliate:

(a)                                  he is discharged by a Participating Company or Affiliate, unless he is subsequently reemployed and given pay back to his date of discharge;

(b)                                 he voluntarily terminates employment with a Participating Company or Affiliate;

(c)                                  he retires from employment with a Participating Company or Affiliate;

(d)                                 he fails to return to work:

(1)                                  at the end of any FMLA Leave or leave of absence authorized by a Participating Company or Affiliate;

(2)                                  within the period during which his right to reemployment is guaranteed by law (which period is based on the Employee’s length of Military Service and generally may not exceed ninety (90) days after completing his Military Service); or

(3)                                  within three (3) days after:

(A)                              he has been recalled to work following a period of layoff; or

(B)                                the cessation of payments under state workers’ compensation laws; or

(e)                                  he has been continuously laid off for twelve (12) months; or

(f)                                    he has been continuously Disabled for eighteen (18) months (even if he has received a distribution pursuant to Section 10.4 hereof due to such Disability prior to the end of such period).

In the case of the occurrence of any event described in subsections (a), (b) and (c) above, the date of such Employee’s Termination of Employment shall be the actual date of his discharge, voluntary termination or retirement, as applicable.  In the case of the occurrence of any event described in subsections (d), (e) and (f) above, the date of such Employee’s Termination of Employment shall be deemed to be the earlier of (1) the first anniversary of the first day of any such period of leave of absence, layoff, or Military Service (or the 18-month anniversary of the first day of the Employee’s Disability), or (2) the day the Employee experiences a Termination of Employment by reason of any event described in subsections (a), (b) or (c).

In the event an Employee experiences a change in employment in connection with a business transaction (e.g., sale of subsidiary or sale of assets) such that the Employee ceases to be employed by any Participating Company or Affiliate, but is employed in a similar capacity by the new employer, then, if and only if, his new employer continues to maintain the Plan or a successor plan (e.g., by assuming sponsorship of the Plan or by accepting a transfer of plan assets and liabilities) with respect to such Employee, the Employee will not be treated as having experienced a Termination of Employment as a result of such change of employment.  In all other cases, including the scenario described in Section 20.5(b) hereof, such an Employee will be considered to have incurred a Termination of Employment due to such transaction.

In the event an Employee experiences a change in employment status from common law Employee to Leased Person, the Employee will not be treated as having experienced a Termination of Employment as a result of his change of employment status.

2.45         Testing Compensation.  The words “Testing Compensation” shall mean, on and after December 1, 1997, remuneration used for testing purposes under this Plan.  The words “Testing Compensation” shall be interpreted according to their context and:

(a)                                  when used to determine:

(1)                                  whether the amounts allocated to Accounts comply with the limitations on Annual Additions and annual benefits set forth in Code Section 415, described in Article 21 hereof;

(2)                                  whether the amounts allocated to Accounts comply with the “amounts testing” requirements of Code Section 401(a)(4); and

(3)                                  the identity of Highly Compensated Employees for purposes of the Plan,

Testing Compensation shall mean the definition of compensation under Code Section 414(s) that may be used as a safe harbor definition of compensation for the foregoing purposes, respectively, including the definition which takes into account all amounts paid to a Participant as payment for services rendered by him to a Participating Company or any Affiliate (or, for purposes of paragraph (1) above, any Related Company);

(b)                                 when used to determine the top-heavy status of the Plan pursuant to Article 17 hereof, Testing Compensation shall mean Testing Compensation as described in subsection (a) above, disregarding the parenthetical relating to remuneration from a Related Company; and

(c)                                  when used to determine satisfaction of the deferral percentage limit of Article 6 of the Plan, Testing Compensation shall mean “compensation” for such Plan Year as defined in Code Section 414(s) while both a Covered Employee and a Participant.

2.46         Trust Fund.  The word “Trust Fund” shall mean the funds held by any Trustee pursuant to a trust agreement for the purpose of providing benefits under this Plan.

2.47         Trustee.  The word “Trustee” shall mean the trustee named in any trust agreement under which the Plan is funded or any successor Trustee or Trustees having similar duties and responsibilities.  As of the date of execution of this Amendment and Restatement, the Trustee shall be Wachovia Bank N.A.

2.48         Valuation Date.  The term “Valuation Date” shall mean the date upon which a Participant’s Account is valued for purposes of investment direction, allocation of gains and losses experienced by investment funds, and distribution of accrued vested benefits.  The Plan’s Valuation Date shall be such date or dates as shall be determined by the Plan Administrator from time to time.  As of the Restatement Date, each business day of the Plan Year shall be considered a Valuation Date.

2.49         Vested Interest.  The words “Vested Interest” shall mean with respect to any Participant, (a) plus (b) minus (c), where:

(a)                                  equals the amount, if any, then credited to his Deferred Pay Account, Employer Base Account, Employee After-Tax Account and Rollover Account and Distributable Account that previously was a Profit Sharing Account and/or Safe Harbor Account (as applicable) maintained on his behalf;

(b)                                 equals his applicable Vested Percentage multiplied by the sum of:

(1)                                  his Profit Sharing Account or Safe Harbor Account (as applicable); plus

(2)                                  any distributions made to the Participant from his Profit Sharing Account or Safe Harbor Account (as applicable) since his earliest Date of Hire that has not been followed by five (5) consecutive One (1) Year Breaks In Service; and

(c)                                  equals the amount of any distributions made to the Participant from his Profit Sharing Account or Safe Harbor Account (as applicable) since his earliest Date of Hire that has not been followed by five (5) consecutive One (1) Year Breaks In Service.

2.50         Vested Percentage.  The words “Vested Percentage” shall mean for any Participant, a percentage determined on the basis of his number of years of Vesting Service in accordance with the following tables (as applicable):

Years of Vesting Service	Profit Sharing Vested Percentage
Less than 2 years	0%
2 but less than 3 years	20%
3 but less than 4 years	40%
4 but less than 5 years	60%
5 but less than 6 years	80%
6 or more years	100%

Years of Vesting Service	Safe Harbor Vested Percentage
Less than 2 years	0%
2 or more years	100%

Notwithstanding any other provision of this Plan to the contrary, upon attainment of his Normal Retirement Date while an Employee or at such time as he meets the requirements for early retirement set forth in Section 10.2 hereof, and during all periods thereafter, a Participant shall have a Vested Percentage of one hundred percent (100%) in all of his Accounts.  A Participant who becomes Disabled prior to his Termination of Employment or incurs a Termination of Employment due to his death shall have a Vested Percentage of one hundred percent (100%) in all of his Accounts.

A Participant shall always have a one hundred percent (100%) Vested Percentage in his Deferred Pay Account, Employer Base Account, Employee After-Tax Account, Rollover Account and Distributable Account that previously was a Profit Sharing Account or Safe Harbor Account (as applicable), if any such contributions have been made under the Plan.

2.51         Vesting Service.  The words “Vesting Service” shall mean for any Employee, the sum of (a) plus (b) plus (c) below, where:

(a)                                  equals his Continuous Service prior to December 1, 1988;

(b)                                 equals one (1) year for the Plan Year commencing immediately prior to December 1, 1988, provided that such Employee completed at least one thousand (1,000) Hours for a Participating Company or an Affiliate during said Plan Year; and

(c)                                  equals the number of Plan Years, commencing on and after December 1, 1988, during which such Employee completed at least one thousand (1,000) Hours for a Participating Company or an Affiliate.

A Participant’s Vesting Service shall exclude any years of Vesting Service that a rehired Employee had prior to the date of his most recent Termination of Employment, determined as of such date of Termination of Employment pursuant to this Section and this sentence provided that:

(1)                                  such rehired Employee did not have a Vested Interest under this Plan on such date of Termination of Employment;

(2)                                  such rehired Employee has had five (5) consecutive One (1) Year Breaks In Service since the last day of such Vesting Service; and

(3)                                  the number of years of such Vesting Service of such rehired Employee is less than or equal to the number of consecutive One (1) Year Breaks In Service that he had after the last day of such Vesting Service.

Notwithstanding anything contained herein to the contrary, an Employee’s “Vesting Service” shall include any period of his Military Service, provided he returns to employment with any Participating Company or Affiliate within the period during which his right to reemployment is guaranteed by law (which period is based on the Employee’s length of Military Service and generally may not exceed ninety (90) days after completing his Military Service).

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

3.1           Continued Participation of Prior Participants.  Every Covered Employee employed at a facility of a Participating Company identified in Article 20 who was a Participant in the Plan as constituted immediately prior to the Restatement Date shall continue as a Participant under this Plan, as amended and restated herein, and shall remain a Participant until his Termination of Employment.

3.2           Eligibility of New Employees.  Any other Covered Employee employed at a facility of a Participating Company identified in Article 20 shall be qualified to become a Participant under the Plan when he has completed at least six (6) months of Continuous Service.

3.3           Entry Dates.  Each Covered Employee who was eligible on or as of the Restatement Date shall become a Participant as of the Entry Date coinciding with the Restatement Date.  Each Covered Employee who may become eligible to become a Participant on or after the Restatement Date shall become a Participant as of the Entry Date coinciding with or next following his eligibility, if he then continues to be eligible.

3.4           Active, Inactive and Rehired Participant.  Notwithstanding anything in the Plan to the contrary, if a Participant ceases to be a Covered Employee, he will cease to be an Active Participant and he will be an inactive Participant during such period of employment.  An inactive Participant who again becomes a Covered Employee shall become an Active Participant immediately upon his again becoming a Covered Employee.

In the event a Participant incurs a Termination of Employment, he shall cease to be a Participant upon such Termination of Employment.  If he is later reemployed by a Participating Company or an Affiliate, he shall again become a Participant upon his date of rehire.  If he becomes a Covered Employee upon his date of rehire, he shall become an Active Participant in this Plan on the date he again becomes a Covered Employee.  If a former Active Participant again becomes an Active Participant, he immediately shall become eligible to make an election pursuant to Section 4.1 hereof to make deferred pay contributions to the Plan effective in accordance with reasonable and uniform procedures established by the Plan Administrator.  Article 19 hereof contains further details concerning Employees who experience a change of status.

ARTICLE 4

DEFERRED PAY OPTION

4.1           Election to Defer Pay.  Pursuant to uniform rules and procedures prescribed by the Plan Administrator, an Active Participant may elect that his unpaid Compensation for a Taxable Year be reduced by a stated whole percentage (such percentage being within the limitations set forth in Section 4.2 hereof), be paid by a Participating Company to the Trustee hereunder and be treated as a deferred pay contribution by the Participating Company to the Plan.  A Participant’s election, pursuant to this Section, shall be made in such manner as the Plan Administrator shall determine.  An Active Participant’s election hereunder shall be conditioned upon:

(a)                                  his right to defer the imposition of federal income tax on such deferred Compensation until a subsequent distribution of such amount under this Plan; and

(b)                                 the Participating Company’s right to deduct such amount for federal income tax purposes before taking into account any contributions made by the Participating Company under Article 5 hereof and after taking into account any contributions made by the Participating Company under any other profit sharing, pension and stock bonus plans maintained by a Participating Company that meet the requirements of Code Section 401(a).

Subject to the provisions of Section 4.3 hereof, a Participant who does not make a deferred pay contribution election hereunder shall be deemed to have affirmatively elected not to make deferred pay contributions unless and until he makes an election to defer under this Section.

4.2           Deferral Limitations.  An Active Participant shall be permitted to elect to have a Participating Company make deferred pay contributions to this Plan on his behalf equal to any stated whole percentage, not less than two percent (2%) and not more than seventy percent (70%) of his Compensation for a Plan Year by means of a Compensation reduction election described in Section 4.1 hereof.  (Prior to December 1, 2002, such maximum percentage was fourteen percent (14%)).  Such contributions shall be subject to the applicable limitations described in Article 6 hereof and the availability of funds after withholding for taxes and other amounts.  The percentage designated by an Active Participant pursuant to this Article shall continue in effect until changed or revoked, notwithstanding any changes in the amount of such Active Participant’s Compensation.

4.3           Qualified Automatic Contribution Arrangement.  Notwithstanding the provisions of Sections 4.1 and 4.2 hereof, with respect to any Plan Year beginning on or after December 1, 2008, in which the Company determines that the Plan is intended to qualify as a “safe harbor” plan in accordance with the “qualified automatic contribution arrangement” provisions of Code Section 401(k)(13), the following provisions shall apply:

(a)                                  Each Active Participant shall be treated as having elected that a percentage of his Safe Harbor Compensation be paid by a Participating Company to the Trustee hereunder and be treated as a deferred pay contribution by the Participating Company to the Plan, in accordance with the following schedule:

Year of Active Participation	Percentage of
While Plan Satisfies Safe Harbor	Safe Harbor Compensation

1st Year	3%

2nd Year	4%

3rd Year	5%

4th and Future Years	6%

The level of deferred pay contributions designated in this subsection shall be determined in accordance with the above schedule and continue in effect until changed or revoked in accordance with subsection (b), notwithstanding any changes in the amount of such Active Participant’s Compensation.

Notwithstanding the foregoing, these automatic deferred pay contribution provisions shall not apply to any Covered Employee who was an Active Participant immediately before the date on which this Plan is intended to qualify as a safe harbor plan and had made a deferred pay contribution election or an election (or deemed election) not to make deferred pay contributions in accordance with Section 4.1 or had an election in place to not make deferred pay contributions.  Such Active Participants’ existing deferred pay contribution elections (or deemed elections) shall remain in effect until changed or revoked in accordance with subsection (b).

(b)                                 The automatic deferred pay contribution provisions described in subsection (a) shall cease to apply to any Active Participant who makes an affirmative election (1) to not have such deferred pay contributions made or (2) to make deferred pay contributions at a different percentage, as specified in such election.

(c)                                  Each Active Participant to whom the provisions of this Section apply shall receive written notice of his rights and obligations (such as his right to make the election described in subsection (b) and the default investment into which his deferred pay contributions shall be invested in the event he does not elect otherwise) within a reasonable period before each Plan Year (and before the first deferred pay contribution is made).

4.4           Payments of Deferrals to Trust.  All amounts paid by a Participating Company to the Trustee pursuant to this Article shall be paid in cash no later than the date on which such amounts can reasonably be segregated from a Participating Company’s general assets.  In any event, effective on and after February 3, 1997, the Participating Companies shall attempt to comply with the requirement that such amounts shall be paid to the Trustee not later than the fifteenth (15th) business day of the month following the month in which such amounts would otherwise have been payable to the Active Participant in cash.  Amounts contributed under this Article 4 may not be prefunded except to the extent permitted under Treasury Regulation Section 1.401(k)-1(a)(3)(iii).

4.5           Deferred Pay Account.  Any amounts contributed by a Participating Company pursuant to a Participant’s election under this Article 4 shall be held by the Trustee as a part of the Trust Fund, shall be specifically allocated to a Deferred Pay Account for the benefit of such Participant and shall be invested and reinvested, valued and administered in accordance with the terms of this Plan.

4.6           Full Vesting of Deferred Pay Accounts.  Any amounts credited to a Participant’s Deferred Pay Account shall be fully vested and nonforfeitable at all times.

4.7           Changes in Deferred Pay Elections.  An Active Participant may change the percentage of his Compensation to be contributed to this Plan pursuant to this Article by providing such notice as the Plan Administrator shall in its sole discretion require; provided, however, that effective June 1, 1999, each Active Participant may change such percentage no more than once per pay period.  Notwithstanding the foregoing, an Active Participant may suspend his deferred pay contributions under this Article at any time, by giving the Plan Administrator appropriate notice of such suspension.  In the event an Active Participant suspends his deferred pay contributions to this Plan, he may elect to recommence making deferred pay contributions, effective June 1, 1999, as of any subsequent pay period.  Any change or revocation of election pursuant to this Section shall be made in such form and manner (including in writing, orally, telephonically or electronically) as the Plan Administrator shall determine.

4.8           Make-Up Deferred Pay Contributions After Return From Military Service.  In the event a Covered Employee timely returns from Military Service to employment with any Participating Company or Affiliate, and the Participant did not make deferred pay contributions during his period of Military Service, the Participant may elect to make make-up deferred pay contributions relating to such period of Military Service in accordance with Code Section 414(u).  The period during which such Participant may make such make-up contributions shall commence on his date of rehire and shall continue for a period that is the lesser of five (5) years following such date of rehire or three (3) times the Participant’s period of Military Service.

4.9           Catch-Up Deferred Pay Contributions After Attainment of Age 50.  Effective July 1, 2002, the Company may permit all Participants who are eligible to make deferred pay contributions under this Plan and who have attained age fifty (50) before the close of the calendar year to make catch-up deferred pay contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such catch-up deferred pay contributions shall not be taken into account for purposes of the provisions of this Plan implementing the required limitations of Code Sections 402(g) and 415.  This Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up deferred pay contributions.

For informational purposes, catch-up deferred pay contributions under this Plan shall not exceed the following limits:

Calendar Year	Catch-up Contribution Limit
2003	$2,000
2004	$3,000
2005	$4,000
2006	$5,000
2007	$5,000
2008	$5,000
Thereafter

The catch-up deferred pay contribution limit will be adjusted for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d).

ARTICLE 5

COMPANY CONTRIBUTIONS

5.1           Company Contribution.  For each Taxable Year, a Participating Company may, not later than the last day upon which it may make a contribution under this Plan and secure under the Code a deduction of such contribution in the computation of its Federal income taxes for the Taxable Year for which such payment is made, make a contribution in cash or other property.  The amount of each such contribution shall be approved, ratified or confirmed by the Board of Directors of the Company.  Prior to the date the Participating Company pays a contribution to the Trustee, the Company shall designate the portion of said contribution, if any, to be allocated as an employer profit sharing contribution in accordance with Section 5.5 hereof, the portion of said contribution, if any, to be allocated as an employer base contribution in accordance with Section 5.6 hereof, and the portion of said contribution, if any, to be allocated as an employer safe harbor contribution in accordance with Section 5.7 hereof.  Any contribution to this Plan may be made by or on behalf of the Company or by or on behalf of any Participating Company or Affiliate at the discretion of the Company.

5.2           Eligibility for Allocation of Profit Sharing Contributions.  A Participating Company’s contribution made pursuant to Section 5.1 above that has been designated as an employer profit sharing contribution shall be allocated as set forth below in Section 5.5 only among the Profit Sharing Accounts of:

(a)                                  each Participant who:

(1)                                  was a Participant on the Allocation Date coinciding with the last day of the Plan Year; and

(2)                                  completed at least one thousand (1,000) Hours during such Plan Year; and

(b)                                 each Participant who:

(1)                                  ceased to be a Participant on the Allocation Date coinciding with the last day of the Plan Year; and

(2)                                  completed at least one thousand (1,000) Hours during such Plan Year; and

(c)                                  each Participant who retired after having attained his early or Normal Retirement Date, or died or became Disabled, during the Plan Year for which the allocation is made, provided such Participant retired, or died or became Disabled, from a position as a Participant and completed at least one thousand (1,000) Hours during such Plan Year.

Except as set forth in subsection (c) above and Article 19 hereof, the Profit Sharing Accounts of Participants whose employment terminated prior to such Allocation Date shall not be allocated any portion of said contribution.

5.3           Eligibility for Allocation of Base Contributions.  A Participating Company’s contribution made pursuant to Section 5.1 hereof that has been designated as an employer base contribution shall be allocated as set forth below in Section 5.6 hereof, generally, among the Employer Base Accounts of Participants described in Section 5.2 hereof.  However, a Participating Company may allocate different amounts of its base contribution to eligible Participants who are Highly Compensated Employees (“HCE Base Contribution”) and to eligible Participants who are non-Highly Compensated Employees (“NHCE Base Contribution”), whether or not required in order to pass the nondiscrimination testing requirements set forth in Article 6 hereof.  For any Plan Year in which a Participating Company designates a portion of its contribution as a base contribution, Participants who are not Highly Compensated Employees shall always receive an allocation of such contribution that is greater than or equal to (on a percentage of Compensation basis) the allocation of the base contribution made to Participants who are Highly Compensated Employees.

5.4           Eligibility for Allocation of Safe Harbor Contributions.  Effective with respect to any Plan Year beginning on or after December 1, 2008, a Participating Company’s contribution made pursuant to Section 5.1 hereof that has been designated as an employer safe harbor contribution shall be allocated as set forth below in Section 5.7 hereof, generally, among the Safe Harbor Accounts of Participants described in Section 5.2 hereof.

5.5           Allocation of Employer Profit Sharing Contributions.  The Profit Sharing Account of each Participant eligible to receive an allocation of the contributions made pursuant to Section 5.1 hereof and designated as an employer profit sharing contribution shall be credited with that portion of the Participating Company’s contribution for such Plan Year which bears the same relationship to the Participating Company’s contribution as such Participant’s Compensation during such Plan Year bears to the total Compensation of all such Participants employed by all Participating Companies during such Plan Year whose Profit Sharing Accounts are eligible to receive such an allocation, reduced by the amount allocated to his Employer Base Account.  Amounts credited to a Participant’s Profit Sharing Account shall be subject to the applicable vesting schedule set forth in Section 2.50.

5.6           Allocation of Base Contributions.  The Employer Base Account of each eligible Participant shall be allocated with a portion of a Participating Company’s employer base contribution.  The Employer Base Account of each Participant who is not a Highly Compensated Employee shall be credited with that portion of the Participating Company’s NHCE Base Contribution which bears the same relationship to the total NHCE Base Contribution as his Compensation for the Plan Year bears to the total Compensation of all Participants employed by all Participating Companies who are not Highly Compensated Employees and are otherwise eligible to receive a share of the NHCE Base Contribution.  The Employer Base Account of each Participant who is a Highly Compensated Employee shall be credited with that portion of the Participating Company’s HCE Base Contribution which bears the same relationship to the total HCE Base Contribution as his Compensation for the Plan Year bears to the total Compensation of all Participants employed by all Participating Companies who are Highly Compensated Employees and are otherwise eligible to receive a share of the HCE Base Contribution.  Amounts credited to a Participant’s Employer Base Account shall be fully vested and nonforfeitable at all times.

5.7           Amount and Allocation of Safe Harbor Contributions.  In any Plan Year in which the Plan is intended to qualify as a “safe harbor” plan in accordance with the “qualified automatic contribution arrangement” provisions of Code Section 401(k)(13), the Safe Harbor Account of each eligible Active Participant shall be allocated with a nonelective contribution in the amount of three percent (3%) of such Participant’s Safe Harbor Compensation.  Amounts credited to a Participant’s Safe Harbor Account shall be subject to the applicable vesting schedule set forth in Section 2.50.

5.8           Timing of Allocations.  The amounts allocated to any Participant’s Profit Sharing Account, Employer Base Account and Safe Harbor Account (as applicable) under this Article shall for all purposes be deemed to have been credited not later than the Allocation Date that occurred within the Plan Year as to which the contributions were made.

5.9           Employer Contributions Upon Return From Military Service.  In the event an Employee timely returns from Military Service to employment with any Participating Company or Affiliate, any profit sharing contribution or employer base contribution that would have been made on behalf of such Participant, had he not been performing such Military Service, shall be made on his behalf and allocated to his Profit Sharing Account, Employer Base Account and/or Safe Harbor Account, as applicable, in accordance with Code Section 414(u).  The Participating Company shall attempt to satisfy the legal requirement that such contributions must be made by the later of (a)

ninety (90) days after the date the Employee returns to employment or (b) at such time as contributions are normally due for the Plan Year.

ARTICLE 6

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

6.1           Contributions Are Subject to Limitations.  The amount and allocation of contributions and the allocation of forfeitures under this Plan shall be subject to several limitations. Those limitations shall be as follows:

(a)                                  deferred pay contributions made to the Plan pursuant to a Participant’s deferral election under Article 4 of the Plan shall be subject to the individual dollar limit described in Section 6.2 hereof;

(b)                                 deferred pay contributions made to the Plan pursuant to a Participant’s deferral election under Article 4 of the Plan and the employer base contributions made to the Plan pursuant to Article 5 hereof (to the extent they are to be treated as “qualified nonelective contributions” and to the extent permitted under Treasury Regulation Section 1.401(k)-2(a)(6)) shall be subject to the deferral percentage limit set forth in Section 6.3 hereof for any Plan Year in which this Plan is not a safe harbor “qualified automatic contribution arrangement” under Code Section 401(k)(13);

(c)                                  all contributions made pursuant to Article 4 and Article 5 of the Plan shall, in the aggregate, be subject to the deductibility limit set forth in Section 6.4 hereof; and

(d)                                 the allocation of all of the foregoing contributions and the allocation of all forfeitures shall, in the aggregate, be subject to the limitation on Annual Additions set forth in Article 21 hereof.

For purposes of this Article, the rules and procedures set forth below in this Section shall apply, except as otherwise provided in applicable Treasury regulations:

(1)                                  For purposes of determining a Participant’s deferral percentage pursuant to Section 6.3 hereof, all elective contributions that are made under two (2) or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) shall be treated as made under a single plan.

(2)                                  If two (2) or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans shall also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

(3)                                  The deferral percentage of any HCE shall be determined by treating all plans maintained by the Participating Companies and any Affiliates that are subject to Code Section 401(k) (other than those that may not be permissively aggregated) as a single plan.

(4)                                  If this Plan is mandatorily disaggregated into two (2) or more plans, for purposes of Code Sections 401(a)(4) and 410(b), the tests described in Section 6.3 hereof shall be applied separately to such disaggregated plans.

6.2               The Dollar Limit.  The amount of the Participating Company contribution under Article 4 of the Plan with respect to the taxable year of a Participant made pursuant to a Participant’s deferral election plus similar amounts contributed on a similar basis by any other employer (whether or not related to a Participating Company) required by law to be aggregated with such contributions under this Plan shall not exceed the taxable year limit prescribed in Code Section 402(g), adjusted for changes in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to such Code Section and Code Section 415(d).  For informational purposes, the dollar limit is $12,000 for the 2003 taxable year, $13,000 for the 2004 taxable year, $14,000 for the 2005 taxable year, $15,000 for the 2006 taxable year and $15,500 for the 2007 and 2008 taxable years.

In the event the deferred pay contributions pursuant to Section 4.1 hereof for a Participant’s taxable year exceed such limit, the excess contributions together with any earnings allocable to such excess contributions shall be refunded to the Participant by the April 15th next following the close of such taxable year.  The amount of any such refund shall be debited from the Participant’s Deferred Pay Account.

In the event the Plan Administrator shall receive notice from a Participant by the March 1 next following the close of a Participant’s taxable year that the deferred pay contributions on behalf of the Participant under Section 4.1 hereof, together with similar contributions under plans of other employers, shall have exceeded such limit, the Plan Administrator shall cause the amount of excess contributions specified by the Participant together with any earnings allocable to such excess contributions to be refunded to the Participant by the April 15th next following the receipt of such notice.  The amount of any such refund shall be debited from the Participant’s Deferred Pay Account.

6.3           Deferral Percentage Limit.  Effective December 1, 1999, the deferred pay contributions made for a Plan Year (in which this Plan is not a safe harbor “qualified automatic contribution arrangement” under Code Section 401(k)(13)) pursuant to a Participant’s Compensation reduction election under Section 4.1 hereof shall be limited so that the average deferral percentage for HCEs shall not exceed an amount determined based upon the average deferral percentage for individuals who are not HCEs (“NHCEs”), as follows:

(A)	(B)
Average Deferral Percentage for NHCEs	Limit on Average Deferral Percentage for HCEs
Less than 2%	2 times Column (A)
2% or more but less than 8%	Column (A) plus 2%
8% or more	1.25 times Column (A)

For purposes of the foregoing, an individual’s “deferral percentage” for any Plan Year shall equal a fraction, the numerator of which shall equal the total of the deferred pay contributions made on his behalf for such Plan Year pursuant to Article 4 hereof plus, the employer base contributions (to the extent they are intended to be treated as “qualified nonelective contributions” to the extent permitted under Treasury regulations) made on his behalf for such Plan Year pursuant to Article 5 hereof and the denominator of which shall equal his Testing Compensation for such Plan Year.

Furthermore, in accordance with Treasury Regulation Section 1.401(k)-2(a)(6)(iv), qualified nonelective contributions to an NHCE may not be taken into account for a Plan Year to the extent such contributions exceed the product of the NHCE’s Compensation multiplied by the greater of (a) five percent (5%) or (b) two times the “representative contribution rate.”  The “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible NHCE in the group of all eligible NHCEs for the Plan Year employed by the Company on the last day of the Plan Year).  The “applicable contribution rate” for each NHCE is determined by dividing the total qualified nonelective contributions made to the individual for the Plan Year, divided by his Compensation for such period.

The Company has elected that the “average deferral percentage” for NHCEs shall be the average of the individual deferral percentages for such individuals, determined using the deferral percentages from the current Plan Year.  The “average deferral percentage” for HCEs is the average of the individual deferral percentages for such individuals, also determined using the deferral percentages from the current Plan Year.  Notwithstanding the foregoing, the Company may elect to apply the provisions of this Section by using the individual deferral percentages from the preceding Plan Year rather than the current Plan Year in accordance with Code Section 401(k)(3)(A) for NHCEs; provided, however, that the election by the Company to use deferral percentages for the current Plan Year for HCEs may not be changed with respect to the Plan Years ending November

30, 2000 and thereafter except in situations described by, or as otherwise provided by, the Secretary of the Treasury.

6.4           Deductibility Limit.  In no event shall the amount of all contributions by a Participating Company pursuant to Article 5 hereof, together (but only for Taxable Years commencing prior to December 1, 2002) with all amounts contributed by such Participating Company to the Trustee pursuant to Participants’ Compensation reduction elections under Section 4.1 hereof, exceed the maximum amount allowable as a deduction under Code Section 404(a)(3) or any statute of similar import, including the amount of any contribution carry forward allowable under Code Section 404(a)(3).  This limitation shall not apply to contributions that may be required in order to provide the minimum contributions described in Article 17 for any Plan Year in which this Plan is top-heavy.  Nor shall this limitation apply to contributions that may be made on behalf of any rehired Participant whose Accounts are recredited with previously forfeited amounts as described in Section 9.5 hereof or any located Missing Payee (as defined in Section 12.12 hereof) whose Accounts are reinstated with previously forfeited amounts as described in said Section 12.12 hereof.

6.5           Correcting Excess Contributions.  In the event the limitations set forth in Section 6.2 or 6.3 appear likely to be exceeded or in any other appropriate case, the Plan Administrator may take action to reduce future contributions made by Active Participants who are HCEs pursuant to Section 4.1 and Article 5 hereof, as appropriate.  Such action may include a reduction in the future rate of deferral pursuant to Section 4.1 hereof of any Active Participant who is an HCE pursuant to any legally permissible procedure.  In addition to, or in lieu of, such reductions, the Company may make employer base contributions (to the extent they are intended to be treated as “qualified nonelective contributions” and to the extent permitted under Treasury Regulation Section 1.401(k)-2(a)(6)).  In the event the action or actions described above fail to prevent excess contributions to HCEs, prior deferred pay contributions made pursuant to Section 4.1 hereof (plus any income and minus any losses allocable thereto) shall be distributed to HCEs in the manner described below and the Deferred Pay Accounts of such HCEs shall be debited with the amount of such distributions.

In the event deferred pay contributions must be distributed in order to bring the Plan into compliance with Section 6.2 hereof, the Plan Administrator shall reduce the dollar amount of deferred pay contributions of HCEs in descending order, beginning with the HCE with the highest total dollar amount of deferred pay contributions, until the dollar amount of the reductions, in the aggregate, equals the dollar amount of the reductions that would have been made if the Plan

Administrator had reduced the deferred pay contributions of HCEs in descending order, beginning with the HCE with the highest percentage of deferred pay contributions, until the deferral percentage limit described in Section 6.2 hereof would be satisfied.  Notwithstanding the foregoing, in performing such reduction, the reduced deferred pay contribution amount of any affected HCE shall in no event be lower than that of the HCE with the next highest deferred pay contribution amount.  Any adjustments made in Deferred Pay Accounts of HCEs shall be made in a uniform manner for similarly situated individuals.

Any HCE whose deferred pay contributions are reduced and distributed pursuant to this Section for any Plan Year shall have the portion of the amounts contributed pursuant to Section 4.1 hereof for such Plan Year that exceeds such reduced amount, adjusted by any income or losses allocable to such excess contributions during such Plan Year, distributed to him within two and one half (2½) months after the end of the Plan Year in which such contributions were made.

For purposes of adjusting excess contributions to take into account income and losses during the Plan Year, the income or loss shall be allocated in accordance with the procedures for the allocation of income and loss as set forth in Article 8 hereof.  Notwithstanding the foregoing, the Plan Administrator may use one of the following methods for computing the income and losses related to amounts to be distributed in order to bring the Plan into compliance with Section 6.3 hereof:

(a)                                  Any Reasonable Method.  Income and losses for the Plan Year may be calculated using any reasonable method for computing income and losses, including the method described in Article 8, provided the method (i) does not violate Section 401(a)(4) of the Code; (ii) is used consistently for all affected individuals and all corrective distributions under the Plan for the Plan Year; and (iii) is used by the Plan for allocating income to Participants’ Accounts, and provided the calculation is made as of a date that is no more than seven (7) days before the distribution;

(b)                                 Alternative Method for Allocating Plan Year Income.  Income and losses for the Plan Year may be calculated by multiplying the net income for the Plan Year allocable to deferred pay contributions and employer base contributions treated as deferred pay contributions by a fraction, the numerator of which is the distributable amount for the Plan Year and the denominator of which is the sum of (i) the Account balance attributable to deferred pay contributions and employer base contributions treated as deferred pay contributions as of the beginning of the Plan Year and (ii) any additional amount of such contributions for the Plan Year;

(c)                                  Safe Harbor for Allocating Gap Period Income.  Income and losses for the gap period (the period after the close of the Plan Year and prior to distribution) may be allocated by multiplying ten percent (10%) of the income allocable to the amount determined under subsection (b) above by the number of calendar months that have elapsed since the end of the Plan Year, provided that the number of elapsed calendar months shall include the month of distribution if such distribution is made after the fifteenth (15th) day of such month; or

(d)                                 Alternative Method for Allocating Plan Year and Gap Period Income.  Income and losses for the aggregate of the Plan Year and the gap period may be calculated by applying the method described in subsection (b) above to the aggregate period, by substituting the “net income for the Plan Year” with the “net income for the Plan Year and gap period” and substituting the “net income for the Plan Year allocable to such amounts” with “net income for the Plan Year and gap period allocable to such amounts.

ARTICLE 7

INVESTMENT FUNDS AND DIRECTION OF INVESTMENT

7.1           Permitted Investments.  The Company may, in its sole discretion, from time to time, direct that Accountholders be permitted to direct the investment of any or all their Accounts under the Plan in such investment alternatives, whether limited or unlimited, as shall be designated by the Company, from time to time, subject to the limitations hereinafter set forth in this Article.  Any direction of the Company pursuant to this Section may be subject to such restrictions and limitations as it shall deem appropriate.  In the event the Company directs that Accountholders be permitted to direct the investment of any such Accounts, the Company or the Plan Administrator shall notify the Accountholders of such fact.  If the Company shall determine that the Plan should comply with the provisions of ERISA Section 404(c) insofar as is practical, it shall direct that appropriate steps be taken in furtherance thereof.

7.2           Investment Funds.  The investment funds that may be selected by the Company shall include, but not be limited to, the following:

(a)                                  mutual funds;

(b)                                 pooled investment funds maintained by a bank;

(c)                                  any insurance company’s general account; and

(d)                                 pooled separate accounts maintained by an insurance company.

The Company shall have the sole discretion to determine the number of investment funds to be maintained hereunder and the nature of the funds and may change or eliminate the permitted alternatives provided hereunder from time to time, except that on or after January 1, 1994:  (1) the number of such funds shall not be less than three (3); (2) of the funds selected, at least three (3) shall be diversified and have materially different risk and return characteristics, as determined by the Company; (3) the funds selected shall enable an Accountholder to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Accountholder; and (4) the funds selected will allow the Accountholder to minimize the overall risk to the Accountholder’s portfolio through diversification when combined with investments in other alternatives.

7.3           Directed Brokerage Account.  The Company also may permit Accountholders to establish Directed Brokerage Accounts with one or more brokerage firms selected by the Company in which the Accountholder may direct the investment of a portion or all of his Accounts.  The Plan

Administrator may establish such Directed Brokerage Accounts on the terms and conditions that are consistent with its powers and duties under Section 14.2 hereof and may restrict such Directed Brokerage Account option to those Accountholders who transfer certain prescribed minimum dollar amounts to establish their Directed Brokerage Account.  Directed Brokerage Account fees and expenses, including fees for establishing and maintaining such Directed Brokerage Accounts and brokerage commissions charged in connection with investment transactions shall be deducted from the Directed Brokerage Account of the Accountholder establishing or maintaining the Directed Brokerage Account or directing or authorizing the investment transaction.

An Accountholder shall have the following rights and privileges with respect to his Directed Brokerage Account:

(a)                                  to invest and reinvest the principal and income of his Account in the designated investment alternatives identified in the Sealy Profit Sharing Trust; and

(b)                                 to exercise voting, tender and similar rights appurtenant to the Accountholder’s ownership interest in a designated investment alternative as provided in the Sealy Profit Sharing Trust.

Notwithstanding the foregoing, neither shares of Sealy Corporation stock nor other securities of Sealy Corporation or its Affiliates shall be available as an investment option in any Directed Brokerage Account under the Plan.

7.4           Investment Directions.  An Accountholder shall, by appropriate direction to the Trustee or other identified Plan fiduciary who is obligated to comply with such instructions, direct the investment of his Accounts in any investment funds made available pursuant to Section 7.2 hereof, and (subject to any eligibility criteria for participation therein) in any Directed Brokerage Account established pursuant to Section 7.3 hereof.  All directions shall be deemed to be continuing directions until they are changed by the Accountholder.  An Accountholder may change his investment direction by providing such notice to the Trustee or other identified Plan fiduciary as such fiduciary and the Plan Administrator, in their sole discretion, shall require.  Any such investment elections and directions shall be made either in writing, telephonically or electronically, in accordance with such rules as are established by the Plan Administrator from time to time in its sole discretion.  Except for eligibility rules applicable to establishment or maintenance of a Directed Brokerage Account, any rules established by the Plan Administrator pursuant to this Section shall apply to all Accountholders in a uniform and nondiscriminatory manner.

Notwithstanding anything to the contrary in this Article, the Company, Plan Administrator and Trustee may decline to follow any investment direction which, if implemented:

(a)           would not be in accordance with the Plan documents;

(b)           would cause the indicia of ownership of Plan assets to be maintained outside the jurisdiction of the United States District Courts;

(c)           would jeopardize this Plan’s tax qualified status;

(d)           could result in a loss in excess of the balance of the Accountholder’s Accounts;

(e)           would cause this Plan to engage in:

(1)           a sale or exchange with a Participating Company or Affiliate (except as with respect to certain qualifying employer securities as defined in ERISA Section 407(d)(5) that meet the requirements of ERISA Section 408(e) and Labor Regulation Section 2550.404c-1(d)(2)(ii)(E)(4));

(2)           a lease between this Plan and a Participating Company or Affiliate or a loan to a Participating Company or Affiliate;

(3)           acquisition or sale of real property of a Participating Company or Affiliate; or

(4)           acquisition or sale of securities of a Participating Company or Affiliate other than certain qualifying employer securities as defined in ERISA Section 407(d)(5) that meet the requirements of ERISA Section 408(e) and Labor Regulation Section 2550.404c 1(d)(2)(ii)(E)(4);

(f)            would result in a prohibited transaction within the meaning of Code Section 4975 or ERISA Section 406; or

(g)           would generate income taxable to this Plan.

7.5           Failure to Provide Investment Directions.  In the event an Accountholder does not direct the investment of amounts credited to his Accounts or if any of the Accounts of an Accountholder are entitled to receive proceeds from a class action lawsuit or to receive other amounts where subsequent to accruing but prior to receiving such right or interest, all amounts in the Accounts of the Accountholder have been distributed, such amounts shall be invested in a default investment fund selected by the Company or, in the absence of such a fund, in accordance with the direction of the Plan Administrator.

7.6           Valuation.  Any investment fund and any Directed Brokerage Account established pursuant to this Article shall be valued and adjusted according to the procedures set forth in Article 8 hereof as a separate Trust Fund.  It is intended that this Section operate to adjust each investment fund and Directed Brokerage Account to reflect all income and changes in value attributable to each such investment fund and Directed Brokerage Account, along with contributions received and distributions made as of any Valuation Date.

7.7           Investment Obligations of Trustee, Plan Administrator and Company.  The Trustee, Plan Administrator, Company and any other person who is a fiduciary with respect to the Plan shall have no powers, duties or obligations with respect to the investment or reinvestment of the assets of any Account over which the Accountholder exercises investment control.

7.8           Cessation of Directed Investment by Participants.  The Company may direct that the Accounts previously directed for investment purposes by Accountholders shall cease to be so directed, effective as of a date specified by the Company.  As of the date immediately preceding the date as of which such Accounts shall cease to be directed for investment purposes by Accountholders, the Trustee shall value the assets of the Accounts pursuant to Section 7.6 hereof and credit or debit such Accounts with any gain or loss in the value of the assets of said Accounts since the most recent prior Valuation Date.  Upon completion of said valuation and adjustment of Accounts, the Accounts shall cease to have specific assets allocated to them and shall thereafter be adjusted as provided in Article 8 hereof.

ARTICLE 8
ACCOUNTS

8.1           Designation of Different Accounts.  Accounts being maintained under the Plan immediately prior to the Restatement Date shall continue to be maintained under the Plan as amended and restated herein, and shall be credited, debited and adjusted as provided in this Plan.  Such Accounts shall be categorized, as of the Restatement Date and thereafter, as follows:

(a)                                  if such Account had been credited with a Participant’s prior voluntary after-tax contributions pursuant to former provisions under the Plan, such Account shall be deemed to be an Employee After-Tax Account;

(b)                                 if such Account had been credited with employee elective (salary deferral) contributions pursuant to Article 4, such Account shall be deemed to be a Deferred Pay Account;

(c)                                  if such Account had been credited with employer profit sharing contributions pursuant to Section 5.1, such Account shall be deemed to be a Profit Sharing Account;

(d)                                 if such Account had been credited with employer base contributions pursuant to Section 5.1, such Account shall be deemed to be an Employer Base Account;

(e)                                  if such Account had been credited with safe harbor contributions in pursuant to Section 5.1, such Account shall be deemed to be a Safe Harbor Account;

(f)                                    if such Account had been credited with amounts transferred from another tax qualified retirement plan pursuant to Section 18.1, such Account shall be deemed to be a Rollover Account, Employee After-Tax Account, Deferred Pay Account, Profit Sharing Account, Employer Base Account or Safe Harbor Account, as directed in Section 18.1;

(g)                                 if such Account had been credited with employer profit sharing contributions and/or safe harbor contributions pursuant to Section 5.1 and the Participant had retired, died, become Disabled or terminated his employment with a Vested Percentage of 100%, such Account shall be deemed to be a Distributable Account.

8.2           Establishment of Accounts.  Upon an Employee becoming a Participant, the Plan Administrator shall notify the Trustee and provide the Trustee with such information concerning said Participant as the Trustee may need.  Upon being notified by the Plan Administrator that an Employee has become a Participant, the Trustee shall establish a Profit Sharing Account, an Employer Base Account, a Safe Harbor Account (as applicable), and, if the Participant has elected (or is treated as having elected) to defer a portion of his Compensation into the Plan pursuant to Article 4 hereof, a Deferred Pay Account in the name of such Participant.  A Profit Sharing Account or an Employer Base Account established on behalf of a new Participant shall be deemed to have been established on the date upon which, or as of which, such Participant became a Participant.  A Safe Harbor Account shall be deemed to have been established on the date upon which, or as of which, the Plan is first intended to qualify as a safe harbor “qualified automatic contribution arrangement” plan under Code Section 401(k)(13).

8.3           Credits and Debits to Accounts.  Accounts shall be credited with contributions in the amounts specified in Articles 4 and 5 hereof, shall be credited or debited with the income, gains or losses of the Trust Fund pursuant to this Article, and shall be debited with the amount of any distributions made from such Accounts pursuant to Articles 9, 10, 11 or 12 hereof.  All such credits and debits to the Accounts of a Participant shall be made as of the dates specified in the appropriate Sections of this Plan.

8.4           Valuation Procedure for Accounts.  The Trustee shall, following the end of each Valuation Date, evaluate all assets of the Trust Fund as of such Valuation Date in the following manner.

(a)                                  The Trustee shall first compute the fair market value of the units in each investment fund designated by the Company pursuant to Section 7.2 and in each Directed Brokerage Account established pursuant to Section 7.3.  This fair market value shall be equal to the market price of the units of each investment fund, or the market price of the underlying securities in the case of any Directed Brokerage Account, on the prior Valuation Date applied to the number of units or other securities, respectively, held by the Trust Fund as of the close of business on the current Valuation Date.

(b)                                 The Trustee shall then account for any requests for additions or withdrawals made to or from a specific designated investment fund or Directed Brokerage Account by any Accountholder, including allocations of employer contributions and forfeitures made as of the Allocation Date, and received by the Trustee prior to 3:00 P.M. Central Time on such Valuation Date.

(c)                                  The Trustee shall, following the computation of the fair market value and the accounting for additions or withdrawals from each specific investment fund and Directed Brokerage Account, compute each Accountholder’s share in the Trust Fund and assign a gain or loss to each Accountholder’s Accounts.

Such adjustments in the amounts credited to such Accounts shall be deemed to have been made on the business day to which the investment activity relates.  It is intended that this Section operate to distribute among each Participant Accounts in the Trust Fund, all income of the Trust Fund and changes in the value of the Trust Fund’s assets.  Adjustments in each Participant Accounts resulting from the daily valuation of the Trust Fund as of any daily Valuation Date shall be made, subject to the requirements that no employer profit sharing contribution or employer base contribution made by a Participating Company pursuant to Article 5 hereof shall be taken into account until the Allocation Date coinciding with or next following the date such contribution was both actually paid to the Trustee by a Participating Company and allocated among the Accounts of Participants pursuant to Article 5.

ARTICLE 9
TERMINATION OF EMPLOYMENT

9.1           Eligibility for Distribution of Vested Interest.  In the event of the Termination of Employment of a Participant for any reason other than death, Disability or retirement, he shall be entitled to receive a distribution of his Vested Interest.

9.2           Timing of Distribution.  The Vested Interest of a terminated Participant shall be distributed or shall commence to be distributed to him in accordance with the rules and procedures set forth in Article 12 hereof.  Subject to the immediate distribution provisions of Section 12.8 hereof, unless the Participant elects to defer distribution to a later date in accordance with Section 12.1 hereof, distribution will be made no later than:

(a)                                  as soon as reasonably possible following the close of the Plan Year in which occurs the later of his attainment of his Normal Retirement Date or his Termination of Employment, but not later than sixty (60) days following the close of such Plan Year; or

(b)                                 at such earlier date as the Participant shall request, but not earlier than as soon as reasonably possible following his Termination of Employment.

The Plan Administrator shall prescribe uniform rules and procedures by which a Participant may elect a distribution pursuant to this Article.

9.3           Amounts Credited to Distributable Account; Forfeitures.  If a terminated Participant’s Vested Percentage is 100%, his Profit Sharing Account and Safe Harbor Account (as applicable) shall be deemed to have become Distributable Accounts on his date of Termination of Employment and shall thereafter be held, administered and distributed in accordance with Article 12 hereof.

If his Vested Percentage is less than one hundred percent (100%), his Profit Sharing Account and Safe Harbor Account (as applicable) shall continue to be administered as such and shall be revalued periodically in accordance with the provisions of Article 8 hereof until the earliest to occur of any of the following events:

(a)                                  he has received a distribution of his entire Vested Interest;

(b)                                 he has incurred five (5) consecutive One (1) Year Breaks-In Service;

(c)                                  he dies; or

(d)                                 he is rehired by a Participating Company or any Affiliate.

If the earliest to occur of said events is either his having received a distribution of his entire Vested Interest, his having incurred five (5) consecutive One (1) Year Breaks In Service or his death, an amount equal to the excess of:

(1)                                  the balance in the Participant’s Accounts, over

(2)                                  his Vested Interest,

shall be forfeited as of such date and shall be debited from his Profit Sharing Account and Safe Harbor Account (as applicable).  If any amounts remain credited to the Participant’s Accounts after said forfeiture, such Accounts shall thereafter be deemed to have become part of the Distributable Account and shall be held, administered and distributed in accordance with Article 12 hereof.

If a terminated Participant does not have a Vested Interest, he will be deemed, for purposes of Section 9.3(a) hereof, to have received a distribution of his entire Vested Interest as of the date of his Termination of Employment.

If the earliest of said events shall be the terminated Participant’s rehire by a Participating Company or any Affiliate, he shall immediately be reinstated as a Participant in this Plan and this Article shall not apply to him until a subsequent Termination of Employment described in Section 9.1 hereof.

9.4           Use of Forfeitures.  The amounts forfeited pursuant to Sections 9.3 and 12.12 hereof (and any other amounts forfeited, including amounts forfeited due to correction of operational errors (as described in Section 22.14), unless otherwise determined at the time by the Company), shall be first used to pay ordinary and necessary fees and expenses of the Plan as directed by the Plan Administrator (including, but not limited to, recrediting the appropriate Accounts of any rehired Participant whose Accounts are to be recredited with previously forfeited amounts under Section 9.5 below, paying for the services of persons retained by the Plan Administrator to search for Missing Payees (as defined in Section 12.12 hereof) and recrediting the Accounts of any located Missing Payee whose Accounts are reinstated with previously forfeited amounts as described in said Section 12.12 hereof).

If the forfeited amounts exceed the ordinary and necessary fees and expenses during a Plan Year, any excess forfeiture amounts shall be allocated on the Allocation Date coinciding with or next following the date of forfeiture among the Profit Sharing Accounts of Participants described in Section 5.2 hereof.

Except as set forth in Section 5.2(c)  and Article 19 hereof, the Profit Sharing Accounts of Participants whose Termination of Employment was prior to such Allocation Date shall not be allocated any portion of such forfeitures.

Each Profit Sharing Account shall be credited with that portion of the value of the forfeitures which bears the same relationship to the total of the forfeitures as each such Participant’s Compensation from a Participating Company during the year of forfeiture bears to the total of all such Participants’ Compensation from such Participating Company during the year of forfeiture whose Profit Sharing Accounts are eligible to receive such an allocation.  No forfeitures shall be allocated to the Profit Sharing Account of any Participant in excess of the limitations on Annual Additions set forth in Article 21 hereof.  Allocation of forfeitures shall be made prior to the valuations provided for in Article 8 hereof.

9.5           Recrediting Forfeited Amounts of Rehired Participants.  In the event a terminated Participant is rehired by the Company or any Affiliate prior to incurring five (5) consecutive One (1) Year Breaks In Service, he shall immediately be reinstated as a Participant in this Plan and any amounts forfeited pursuant to Section 9.3 hereof shall be recredited to his Profit Sharing Account and his Safe Harbor Account (as applicable) on his date of rehire, provided that such Participant recontributes to this Plan on or before the first to occur of:

(a)                                  the date he incurs five (5) consecutive One (1) Year Breaks In Service; or

(b)                                 the fifth (5th) anniversary of his date of rehire,

the full amount distributed to him following his earlier Termination of Employment.  Such amount shall be recredited to the Account from which it was distributed.  For purposes of this Section, if a rehired Participant did not have a Vested Interest at the time of his prior Termination of Employment, and was deemed for purposes of Section 9.3 hereof to have received a distribution of his entire Vested Interest as of the date of such Termination of Employment, he shall be deemed to have recontributed such entire Vested Interest as of his date of rehire, provided such date of rehire is timely as hereinbefore provided in this Section.

Notwithstanding any other provision of this Plan to the contrary, in order to balance the Accounts maintained under this Plan after giving effect to the recrediting of previously forfeited amounts to a rehired Participant’s Profit Sharing Account and Safe Harbor Account (as applicable), a Participating Company may, at its option, direct the Trustee to:

(1)                                  first reduce the value of the forfeitures, if any, which would otherwise be reallocated as of the Allocation Date coinciding with or next following the date such Participant was rehired or, if later, the Plan

Year in which he recontributed his prior distribution as hereinbefore provided; and

(2)                                  in the event the Accounts maintained under this Plan are not balanced after the reduction in (1) above, reduce the gain, if any, in the value of the Plan’s assets since the most recent Valuation Date as of the Valuation Date coinciding with or next following the date such Participant was rehired or, if later, the Plan Year in which he recontributed his prior distribution as hereinbefore provided and coinciding with or following the date such Participant was rehired, or made such recontribution; or

(3)                                  take some combination of the actions described in (1) and (2) above as the Company shall, in its sole discretion, determine;

provided that the total of the reductions described in (1) and (2) above with respect to any Plan Year shall not exceed the aggregate previously forfeited amounts that were recredited to the Profit Sharing Accounts and Safe Harbor Accounts (as applicable) of Participants who were rehired during such Plan Year.

To the extent that the sum of the amounts described in (1), (2) and (3) above for any Plan Year is less than the aggregate previously forfeited amounts that were recredited to the Profit Sharing Accounts and Safe Harbor Accounts (as applicable) of Participants who were rehired during the Plan Year, the Company shall direct one or more of the Participating Companies to contribute to this Plan an amount equal to the difference between the aggregate previously forfeited amounts that were recredited to the Profit Sharing Accounts and Safe Harbor Accounts (as applicable) of Participants who were rehired during the Plan Year and the sum of the amounts described in (1), (2) and (3) above.  It is intended that such contribution shall be made by the Participating Companies no later than the due date (including extensions) of their tax return for the Taxable Year during which such Participants were rehired.  In addition, any portion of such contribution that represents amounts previously contributed by a Participating Company to this Plan shall not be deemed to have been contributed for purposes of Article 21 hereof at the time it is recontributed, but shall be deemed to have been contributed at the time of the original contribution.

ARTICLE 10
RETIREMENT BENEFITS; DISABILITY

10.1         Normal Retirement Distributions.  The Profit Sharing Account and Safe Harbor Account (as applicable) of a Participant who has attained his Normal Retirement Date shall be fully vested and nonforfeitable.  A Participant who retires on his Normal Retirement Date shall be entitled to receive an amount equal to the sum of the amounts then credited to all Accounts held for his benefit.  Unless a Participant elects to defer his distribution pursuant to Section 12.1 hereof, such amounts shall be distributed or shall commence to be distributed within sixty (60) days after the close of the Plan Year that includes the date of his retirement. Such distribution shall be made in accordance with the provisions of Article 12 hereof.  An Active  Participant who has attained his Normal Retirement Date shall have the right, prior to his Termination of Employment, to receive a distribution equal to the sum of the amounts then credited to all Accounts held for his benefit. This right may be exercised only once. Such distribution shall be made in accordance with the provisions of Article 12 hereof.

10.2         Early Retirement Distributions.  A Participant may elect to retire before reaching his Normal Retirement Date, but not before the later of his attainment of age fifty-five (55) and his completion of ten (10) years of Vesting Service. In the event of such early retirement, a Participant shall be deemed to have retired upon the date of his Termination of Employment.  Such Participant shall be entitled to receive an amount equal to the sum of the amounts then credited to all Accounts held for his benefit.  Unless a Participant elects to defer his distribution pursuant to Section 12.1 hereof, amounts shall be distributed or shall commence to be distributed on such date on or after his early retirement date but no later than his Normal Retirement Date as such retired Participant shall select.  Such distribution shall be made in accordance with the provisions of Article 12 hereof.

10.3         Late Retirement Distributions.  In the event a Participant works beyond his Normal Retirement Date, his retirement shall be deemed to have occurred on the date of his Termination of Employment for any reason other than death.  In the event of such late retirement, such Participant shall be entitled to receive distribution of the amounts credited to his Accounts.  Unless a Participant elects to defer his distribution pursuant to Section 12.1 hereof, such amounts shall be distributed or shall commence to be distributed within sixty (60) days after the close of the Plan Year that includes his date of late retirement.  Such distribution shall be made in accordance with the provisions of Article 12 hereof.

10.4         Disability Distributions.  In the event a Participant incurs a Disability prior to his Termination of Employment, the Participant’s Profit Sharing Account and Safe Harbor Account (as applicable) shall become fully vested and nonforfeitable and the following provisions shall apply with respect to the distribution of his Accounts:

(a)                                  In General.  Subject to the in-service distribution option described in subsection (b) below and the deferral provisions described in Section 12.1 hereof, the Accounts of a Disabled Participant shall be distributed or shall commence to be distributed within sixty (60) days after the close of the Plan Year that includes his Normal Retirement Date or such earlier date as the Participant shall elect following his Termination of Employment.

(b)                                 In-Service Distribution Available.  A Disabled Participant may request an in-service distribution of his Accounts prior to the date he is deemed to have incurred a Termination of Employment as a result of his Disability.

In order to obtain a distribution on account of Disability, whether in-service or following his Termination of Employment, the Participant must submit an election in writing, along with evidence of his Disability, acceptable to the Plan Administrator.  Disability distributions shall be made in accordance with the provisions of Article 12 hereof.

ARTICLE 11
DEATH BENEFITS

11.1         Distribution Upon Death of Active Participant.  In the event of the Termination of Employment of a Participant by reason of his death, his death Beneficiary shall be entitled to receive a distribution of the deceased Participant’s Accounts.  Such amounts shall be distributed or shall commence to be distributed within sixty (60) days after the close of the Plan Year in which his death occurs, unless such Beneficiary defers the distribution until a later date pursuant to Section 12.1 hereof.  The amount of such distribution shall be equal to the amount then credited to all of the deceased Participant’s Accounts.  As of the date of death of a Participant, his Profit Sharing Account and Safe Harbor Account (as applicable) shall be fully vested and nonforfeitable and shall be deemed to have become a Distributable Account.  Such distribution shall be made in accordance with the provisions of Article 12 hereof.

11.2         Distribution Upon Death of Retired or Terminated Participant Before Distribution Is Made.  In the event of the death of a retired or terminated Participant prior to the date distribution has been made or commenced to be made to him, his death Beneficiary shall be entitled to receive a distribution commencing within sixty (60) days after the close of the Plan Year in which his death occurs, unless such Beneficiary defers the distribution until a later date pursuant to Section 12.1 hereof.  The amount of such distribution shall be equal to the Vested Interest of such retired or terminated Participant.  The death of a retired or terminated Participant shall not increase such former Participant’s Vested Percentage or Vested Interest and the forfeiture provisions of Section 9.3 shall apply in a proper case.  Such distribution shall be made in accordance with the provisions of Article 12 hereof.

11.3             Distribution Upon Death of Retired or Terminated Participant After Distribution Has Been Made.  In the event of the death of a retired or terminated Participant after the date of distribution or the commencement of distribution to him, no benefits shall be payable to his Beneficiary except to the extent provided for by the method under which the retired or terminated Participant was receiving distributions under Article 12 hereof.

11.4             Automatic Death Beneficiaries in Absence of Designation.  Unless a Participant or former Participant has designated a death Beneficiary in accordance with the provisions of Section 11.5 hereof, his death Beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such Participant:

(a)                                  his Spouse at the time of his death;

(b)                                 his issue per stirpes; and

(c)                                  the executor or administrator of his estate.

11.5         Designation of Beneficiary.  In lieu of having the amounts distributable pursuant to this Article distributed to a death Beneficiary determined in accordance with the provisions of Section 11.4 hereof, a Participant or former Participant may sign a document designating a death Beneficiary or death Beneficiaries to receive such amounts. If the Participant is married, any such designation shall be effective only if the Spouse is the sole primary Beneficiary or consents to such designation in accordance with Section 22.6 hereof.  Notwithstanding the foregoing, in the event a Participant has designated his Spouse as his Beneficiary, and the Participant and his Spouse are legally divorced, the Participant’s election shall become null and void as of the date of the divorce unless and until the Participant redesignates the former Spouse as his Beneficiary after or concurrent with the date of the divorce.

11.6         Transmittal of Identity of Death Beneficiary to Trustee.  Upon the death of a Participant or a former Participant, the Plan Administrator shall immediately advise the Trustee of the identity of such Participant’s death Beneficiary or Beneficiaries.  The Trustee shall be completely protected in making payments to any person or persons in any sums in accordance with the instructions it receives from the Plan Administrator.

11.7         Effect of Incomplete or Lack of Designation.  In the event a Participant or former Participant dies at a time when he has a designation on file with the Plan Administrator that does not dispose of all of the amounts distributable under this Plan upon his death, then the amounts distributable on behalf of said Participant or former Participant, the disposition of which was not determined by the deceased Participant’s or former Participant’s designation, shall be distributed or shall commence to be distributed to a death Beneficiary determined under the provisions of Section 11.4 hereof.

11.8         Clarification of Ambiguous Designations.  Any ambiguity in a Participant’s death Beneficiary designation shall be resolved by the Plan Administrator.  Subject to Section 11.5 hereof, the Plan Administrator may direct a Participant to clarify his designation and if necessary execute a new designation containing such clarification.

ARTICLE 12
DISTRIBUTIONS

12.1        Date of Distribution.  Distributions normally will commence as of the dates specified in Articles 9, 10 and 11 hereof.  However, if a Participant whose Vested Interest exceeds the Automatic Rollover Maximum (or, if applicable, the Cashout Maximum) retires, dies or otherwise incurs a Termination of Employment, the Participant or his Beneficiary may elect in writing or, with respect to amounts in excess of the Automatic Rollover Maximum, by inaction while such Accounts could be distributed upon proper request (i.e., except as otherwise provided in this Plan, a distribution election is required before distribution will be made), subject to Sections 12.5 and 12.6 hereof, to defer any distribution to a later date.  Furthermore, if a Participant continues in the employ of a Participating Company or an Affiliate until his attainment of age seventy and one-half (70½), distributions may be required by law to commence as of a date specified in Sections 12.5 and 12.6 hereof, even if he remains so employed at the time of distribution.

In establishing a benefit commencement date, a Participant may waive certain election periods established under Code Sections 402(f), 411(a)(11) and 417.  The Plan Administrator shall provide information to the Participant concerning his rights under the Plan including information that clearly indicates that the Participant has at least thirty (30) days to consider whether to consent to the distribution and to consent to a direct rollover pursuant to Section 12.10 hereof.  If the Participant, after receiving such information, affirmatively elects distribution, the Plan Administrator shall treat the election as a waiver of the remaining notice period under Code Sections 402(f) and 411(a)(11), and may direct that the distribution be made to the Participant unless the distribution is subject to Code Sections 401(a)(11) and 417.

Notwithstanding the foregoing provisions of this Section and the contrary provisions of Articles 9, 10 and 11, the requirement that a distribution commence within sixty (60) days after the close of the Plan Year in which a Participant’s Normal Retirement Date occurs shall not apply if the amount of payment required to be made on such date cannot be ascertained by such date or the Plan Administrator is unable to locate the Participant after making reasonable efforts to do so, provided that, within sixty (60) days after such amount can be ascertained or the Participant is located, a payment is made retroactive to such date in accordance with the procedures set forth in Section 12.12.  This paragraph is not intended to permit a Participant, former Participant or Beneficiary to elect to defer payment beyond the dates otherwise provided therefor in this Plan.

12.2        Distribution Procedures.  Each Accountholder who is eligible for benefits under Article 9, 10 or 11 shall apply therefor pursuant to a procedure acceptable to the Plan Administrator.  Upon finding that such Accountholder satisfies the eligibility requirements for benefits under Article 9, 10 or 11, the Plan Administrator shall promptly notify the Trustee of his eligibility.

12.3        Lump Sum Payments.  Distributions to an Accountholder shall be paid in a single lump sum cash payment.

12.4        Administering Distribution of Accounts At the time an Accountholder’s Accounts are to be distributed in accordance with Article 9, 10 or 11 hereof, the Plan Administrator shall notify the Trustee, which shall make all distributions in accordance with the instructions provided by the Plan Administrator, including but not limited to instructions relating to rollover as described in Section 12.10.

12.5        Additional Legal Restrictions on Distributions (Effective for Distributions Made Before December 1, 2003).  Notwithstanding any other provisions of this Plan, distributions hereunder shall be subject to the following restrictions:

(a)                                 in the case of a living Participant or former Participant:

(1)                                 distribution must commence on or before:

(A)                               with respect to a Participant or former Participant who is a five percent (5%) owner, as defined in Code Section 416(i), no later than the April 1 of the calendar year following the calendar year in which such Participant or former Participant attains age seventy and one-half (70½); and

(B)                               with respect to a Participant or former Participant who attains age seventy and one-half (70½) before January 1, 1988 or after December 31, 2000 and is not a five percent (5%) owner, as defined in Code Section 416(i), on or before the April 1 following the end of the calendar year in which such Participant or former Participant attains age seventy and one-half (70½) or retires, whichever is later; and

(C)                               with respect to a Participant or former Participant who attains age seventy and one-half (70½) after December 31, 1987 and prior to January 1, 2001 and who is not a five percent (5%) owner, as defined in Code Section 416(i), distribution must commence on or before the April 1 following the end of the calendar year in which he attains age seventy and one-half (70½); provided, however, that upon reasonable notice to the Company, such a Participant (but not former Participant) may elect at any time after December 31, 1999 and prior to his actual retirement that such required distributions shall cease and recommence as of a date elected by such Participant, which shall be after his actual retirement but not later than the April 1 immediately following the end of the calendar year in which such Participant actually retires.

(2)                                 installment distributions shall not be payable over a period of years in excess of his life expectancy or the joint life expectancies of himself and his Spouse or Beneficiary; and

(3)                                 annuity payments shall not be payable beyond the life of the Participant or the joint lives of the Participant and his Beneficiary;

(b)                                 in the case of a deceased Participant or former Participant, benefits commencing after his death shall be payable either:

(1)                                 within five (5) years of the date of his death; or

(2)                                 if benefits commence to his Beneficiary either:

(A)                               within one (1) year following the date of his death or on a later date permitted under any applicable Treasury regulations; or

(B)                               if his Spouse is his Beneficiary, by the date such Participant would have attained age seventy and one half (70½),

over a period not extending beyond the life expectancy of such Beneficiary; or

(3)                                 if the Participant’s distribution had commenced prior to his death under a form of payment meeting the requirements of paragraph (a)(2) or (a)(3) above, such distribution must be completed by the remainder of the period specified in said paragraph (a)(2) or (a)(3);

(c)                                  in the case of the death of a Beneficiary who is the surviving Spouse of a deceased Participant, a distribution commencing after the death of the Spouse shall be payable either:

(1)                                 within five (5) years of the date of the Spouse’s death; or

(2)                                 if distribution commences to the Spouse’s Beneficiary within one (1) year of the Spouse’s death or on a later date permitted under any applicable Treasury regulations, over a period not extending beyond the life expectancy of such Beneficiary; and

(d)                                 in the event payments are made to a Participant’s child, for purposes of this Section, such payments shall be deemed to be paid to the Participant’s Spouse if such payments will become payable to such Spouse upon such child’s reaching majority or any other event permitted under any applicable Treasury regulations.

A Participant, former Participant or his Spouse may elect to have his life expectancy redetermined from time to time but not more frequently than annually.  In the event a Participant, former Participant or his Spouse fails to make such an election, then no redetermination shall be performed.

All distributions required under this Article shall be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of proposed Treasury Regulation Section 1.401(a)(9)-2.

12.6        Additional Legal Restrictions on Distributions (Effective for Distributions Made On or After December 1, 2003).  Notwithstanding any other provisions of this Plan, the Participant’s Accounts will be distributed, or begin to be distributed, to the Participant or Beneficiary, as applicable, no later than his “required beginning date” determined under Code Section 401(a)(9), as outlined in the final and temporary Treasury regulations published on April 17, 2002, which are incorporated herein by reference.  For informational purposes herein, the required minimum distribution requirements are summarized as follows:

(a)                                 In the case of a living Participant or former Participant:

(1)                                 Required Beginning Date.  In general, the Participant’s required beginning date is as follows:

(A)                               If the Participant or former Participant is a five percent (5%) owner, as defined in Code Section 416(i), his required beginning date is April 1 of the calendar year following the calendar year in which such Participant or former Participant attains age seventy and one-half (70½); or

(B)                               If the Participant or former Participant is not a five percent (5%) owner, as defined in Code Section 416(i), his required beginning date is April 1 following the end of the calendar year in which such Participant or former Participant attains age seventy and one-half (70½) or retires, whichever is later.

Notwithstanding the foregoing, a Participant (but not a former Participant) who attained age seventy and one-half (70½) after December 31, 1987 and prior to January 1, 2003 and who is not a five percent (5%) owner, as defined in Code Section 416(i), and whose required minimum distributions timely commenced may elect at any time prior to his actual retirement for such required minimum distributions to cease and recommence as of a date elected by such Participant, which shall be after his actual retirement, but not later than the April 1 immediately following the end of the calendar year in which he actually retires.  The spousal consent requirements set forth in Section 22.6 shall apply in the event the Participant is married and his benefit recommences in a different form of payment or with a different Beneficiary.

(b)                                 Death of Participant Before Distributions Begin.

(1)                                 Required Beginning Date.  If the Participant dies before distributions begin, the applicable required beginning date is as follows:

(A)                               If the surviving Spouse is the Participant’s sole Beneficiary then, the surviving Spouse’s required beginning date shall be the later of: (I) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (II) December 31 of the calendar year in which the Participant would have attained age 70½.

(B)                               If the surviving Spouse is not the Participant’s sole Beneficiary then, the designated Beneficiary’s required beginning date shall be December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)                               If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest must be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

For purposes of this subsection (b) distributions are considered to begin on the applicable required beginning date (or if paragraph (2) below applies, the date distributions are required to begin to the surviving Spouse under subparagraph (A)).

If the surviving Spouse is the Participant’s sole Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection (b), other than paragraph (1)(A), shall apply as if the surviving Spouse were the Participant.

(2)                                 Minimum Distribution Period.  If there is a designated Beneficiary, the Participant’s entire interest will be distributed over the life of the designated Beneficiary or over a period certain not exceeding:

(A)                               unless the benefit commencement date is before the first distribution calendar year, the life expectancy of the designated Beneficiary, determined using the Beneficiary’s age as of his birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(B)                               if the benefit commencement date is before the first distribution calendar year, the life expectancy of the designated Beneficiary, determined using the Beneficiary’s age as of his birthday in the calendar year that contains the benefit commencement date.

If the surviving Spouse is the Participant’s sole Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this paragraph (2) shall apply as if the surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to paragraph (1)(A).

(c)                                  Minimum Distribution Amount.  The amount that must be distributed on or before the Participant’s required beginning date (or, if the Participant dies before distributions begin, the Beneficiary’s (or Beneficiaries’) required beginning date, is the payment that is required for one payment interval.  The second payment need not be made until the end of the next payment interval, even if that payment interval ends in the next calendar year.  Payment intervals are the periods for which payments are made (e.g., monthly or annually).

Any additional benefits that accrue to the Participant in a calendar year after the first distribution calendar year shall be distributed or shall commence to be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(d)                                 Definitions.  The following terms shall have the following meanings whenever used in this Section:

(1)                                 “Designated Beneficiary” shall mean the Beneficiary designated in accordance with Section 11.5 and who is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-4, Q&A 1.

(2)                                 “Distribution calendar year” shall mean the calendar year for which a minimum distribution is required to be made.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (b).

(3)                                 “Life expectancy” shall be the life expectancy computed using the “Single Life Table” in Treasury Regulation Section 1.401(a)(9)-9.

12.7            Valuation and Consolidation of Remaining Account Balances.  As long as there remain any amounts credited to an Accountholder’s Accounts, the Trustee shall continue to maintain said Accounts and said Accounts shall be periodically revalued in accordance with the provisions of Article 8 hereof.  In the event an Accountholder shall have more than one Distributable Account, the Trustee may in its sole discretion consolidate said Distributable Accounts into a single Distributable Account.

12.8            Immediate Distribution of Small Amounts.  Notwithstanding anything contained herein, other than the provisions of Section 12.12 regarding Missing Payees, in the event the Accounts of a retired, terminated, Disabled or deceased Participant, after being debited for any forfeiture pursuant to Section 9.3 hereof, have a value less than or equal to the greater of the

Cashout Maximum or the Automatic Rollover Maximum, the Plan Administrator shall direct the Trustee to distribute the amount credited to such Participant’s Accounts as follows:

(a)                                 Cash Distribution up to Cashout Maximum.  Notwithstanding anything contained in this Plan to the contrary, in the event the Vested Interest of a retired, terminated, Disabled or deceased Participant has a value less than or equal to the Cashout Maximum and no distribution election is made, the Plan Administrator shall direct the Trustee to distribute the Vested Interest credited to such Participant’s Accounts in a lump sum payment as soon as reasonably possible after the Participant’s Termination of Employment, but not later than sixty (60) days after the close of the Plan Year that includes the Participant’s Normal Retirement Date, without the consent of the Participant or his Beneficiary.  Any such lump sum distribution shall be subject to the requirements of Section 12.10 hereof.  Any such lump sum distribution shall be subject to the withholding requirements of Code Section 3405(c) unless the Participant elects a direct transfer of the amounts distributable from the Plan to an eligible retirement plan.  Subject to the provisions of Section 9.5 hereof relating to the rehire of such a terminated Participant, any such lump sum payment shall be in full settlement of such Participant’s or Beneficiary’s rights under this Plan.

(b)                                 Direct Rollover up to Automatic Rollover Maximum.  Notwithstanding anything contained in this Plan to the contrary, in the event the Vested Interest of a retired, terminated, Disabled or deceased Participant has a value that exceeds the Cashout Maximum but does not exceed the Automatic Rollover Maximum and no distribution election is made, the Plan Administrator shall direct the Trustee to make a “direct rollover” (as defined in Section 12.10(d) hereof) of the Vested Interest credited to such Participant’s Accounts into an “individual retirement account” (as defined in Section 12.10(b)(1) hereof), as soon as reasonably possible after the Participant’s Termination of Employment, but not later than sixty (60) days after the close of the Plan Year that includes the Participant’s Normal Retirement Date, without the consent of the Participant or his Beneficiary.  Any such direct rollover shall be subject to the requirements of Section 12.10 hereof.  Subject to the provisions of Section 9.5 hereof relating to the rehire of such a terminated Participant, any such direct rollover shall be in full settlement of such Participant’s or Beneficiary’s rights under this Plan.

Notwithstanding the foregoing, effective December 1, 2007, to the extent that the Vested Interest of a retired, terminated, Disabled or deceased Participant has a value that exceeds the Cashout Maximum but does not exceed the Automatic Rollover Maximum, and any of the following exceptions applies, distribution of such Vested Interest shall be made in accordance with subsection (a) above, rather than this subsection (b):

(1)                                 the Participant has attained his Normal Retirement Date;

(2)                                 the Vested Interest is payable to a Beneficiary who is a surviving Spouse; or

(3)                                 the Vested Interest is payable to an alternate payee (as defined in Section 15.1(a) hereof).

12.9        Continuation of Distributions that Commenced Before the Restatement Date.  Notwithstanding any provisions of this Article to the contrary, the method of distribution being utilized, as of the date immediately prior to the Restatement Date, to distribute benefits to Participants who had retired, died, become Disabled or experienced a Termination of Employment prior to the Restatement Date shall not be changed unless the Plan Administrator consents to the change and the method of distribution is permitted by this Plan as amended and restated.

12.10      Rules for Payment of Lump Sums and Automatic and Elective Direct Rollovers.  Any distribution made hereunder to a distributee shall be made directly to such distributee unless he elects a direct rollover pursuant to the second paragraph of this Section or unless a direct rollover is made pursuant to Section 12.8(b) hereof; provided, however, that any distributee who is not subject to the automatic rollover provisions of Section 12.8(b) hereof must acknowledge in writing that he understands that any payment of more than Two Hundred Dollars ($200.00) in cash that is eligible under Code Section 402(c)  to be rolled over to an eligible retirement plan will be subject to withholding taxes.

Each distributee shall have the right to direct that any distribution which, under Code Section 402(c), qualifies as an eligible rollover distribution be transferred directly to an eligible retirement plan. A distributee may direct that part of the distribution be transferred directly to an eligible retirement plan and the balance be paid to him, provided that the amount directly transferred to the eligible retirement plan shall be at least Five Hundred Dollars ($500). A distributee is not permitted to direct that his distribution be transferred directly to more than one eligible retirement plan. In the event a distributee fails to make any direction within the time prescribed pursuant to reasonable procedures established by the Plan Administrator, the distribution shall be paid directly to him, subject to the automatic rollover provisions of Section 12.8(b), after deduction of appropriate withholding taxes.

Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section:

(a)                                 “eligible rollover distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(1)                                 any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more;

(2)                                 any distribution to the extent such distribution is required under Section 12.5 or 12.6 hereof, which reflects the requirements under Code Section 401(a)(9);

(3)                                 the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); provided, however, that effective for distributions made on or after December 1, 2002, after-tax contributions and amounts attributable thereto shall not be excluded under this subparagraph (3); or

(4)                                 effective for distributions made on or after December 1, 1999 and prior to December 1, 2002, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV), and effective for distributions made on or after December 1, 2002, any distribution made upon the hardship of an Employee;

(b)                                 “eligible retirement plan” shall mean:

(1)                                 an individual retirement account described in Code Section 408(a), including any such individual retirement account as may be selected by the Plan Administrator in accordance with Section 12.8(b);

(2)                                 an individual retirement annuity described in Code Section 408(b);

(3)                                 an annuity plan described in Code Section 403(a);

(4)                                 a qualified trust described in Code Section 401(a);

(5)                                 for distributions made on or after December 1, 2002, an eligible deferred compensation plan described in Code Section 457(b) that is maintained by an eligible employer described in Code Section 457(e)(1)(A); or

(6)                                 for distributions made on or after December 1, 2002, an annuity contract described in Code Section 403(b);

that accepts the distributee’s eligible rollover distribution.

Notwithstanding the foregoing, for Plan Years beginning prior to December 1, 2002, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

Notwithstanding the foregoing, in the case of an eligible rollover distribution to a designated Beneficiary, as provided under subsection (c) below, an eligible retirement plan is an individual retirement account or individual retirement annuity that is established for the purpose of receiving the distribution on behalf of the designated Beneficiary.

(c)                                  “distributee” shall mean:

(1)                                 an Employee or former Employee;

(2)                                 an Employee’s or a former Employee’s surviving Spouse and an Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee (as defined in Section 15.1(a) hereof), without regard to the interest of the Spouse or former Spouse; and

(3)                                 for distributions made on or after December 1, 2007, a Beneficiary designated in accordance with Section 11.5.

(d)                                 “direct rollover” shall mean a payment by the Plan to the eligible retirement plan specified by the distributee or, in the case of a direct rollover made pursuant to Section 12.8(b), by the Plan Administrator.

12.11      Minority and Incapacity.  During the minority or incapacity of any person entitled to benefits under the Plan, the Trustee shall make payment to such minor or incapacitated person or to an appropriate member, as determined by the Plan Administrator, of such person’s family for the care, maintenance and support of such person in such amounts and at such times as the Plan Administrator may determine.  The receipt of such minor or incapacitated person or members of such minor’s or incapacitated person’s family to whom payment has been made shall be a full discharge and acquittance to the Trustee for the amount so paid.

12.12      Missing Payees.  If, after reasonable efforts of the Plan Administrator to locate a Participant, Beneficiary of a deceased Participant, or other person entitled to a distribution from the Plan (“Missing Payee”), including sending a certified letter, return receipt requested, to the last known address of the Missing Payee, the Plan Administrator is unable to locate the Missing Payee, then the amounts distributable to such Missing Payee shall be forfeited and treated as other forfeitures under the Plan.  Furthermore, if a distribution check remains uncashed for a substantial period of time determined under reasonable procedures of the Plan Administrator, the payee of such check shall be deemed a Missing Payee and the amount of such uncashed check shall be forfeited as provided in this Section.

In the event a Missing Payee is located subsequent to a forfeiture as described above, then his benefit shall be recredited to his Accounts (without earnings from the date of forfeiture except to the extent required by law) for distribution.  Such recredited amounts shall not be considered Annual Additions in the Plan Year of recrediting.  Recredits shall be funded as provided in Section 9.5 with respect to recrediting of forfeitures of rehired Participants.

If the Plan is joined as a party to any escheat proceedings involving an amount forfeited pursuant to this Section, the Plan shall comply with the final judgment as if it were a claim filed by the Missing Payee and shall pay in accordance with said judgment in lieu of payment to such Missing Payee, to the extent permitted by law.

12.13      Distribution of Automatic Contributions.  With respect to any Plan Year, beginning on or after December 1, 2008, in which an Active Participant is deemed to have made automatic deferred pay contributions, whether because the Plan is intended to qualify as a “safe harbor” plan in accordance with the “qualified automatic contribution arrangement” provisions of Code Section 401(k)(13) and Section 4.3 hereof or otherwise, such Participant may elect to receive a distribution equal to the total amount deferred (plus any income and minus any losses allocable thereto).  Such election must be made within the first ninety (90) days after the date the first deferred pay contribution is made (i.e., the date the first amount would have otherwise been included in the Participant’s gross income) and must be effective no later than the last day of the payroll period that begins after the date the election is made.  A distribution under this Section shall be immediately taxable to the Participant, but shall not be subject to any early withdrawal penalty under Code Section 72(t) or the consent rules under Code Section 401(a)(11) or 417.

ARTICLE 13

LOANS TO PARTICIPANTS

13.1         Loan Applications.  The following persons (“Borrowers”) may apply to the Plan Administrator or its delegate (whoever is acting in that capacity is hereinafter referred to in this Article as the “Loan Administrator”) for a loan from the Plan:

(a)                                  a Participant, including any person who has become an inactive Participant due to his no longer being a Covered Employee (but, subject to subsection (b) below, not including any person who has become a former Participant due to his having incurred a Termination of Employment); and

(b)                                 a former Participant who is a “party in interest” within the meaning of ERISA Section 3(14).

No loan shall be made available to Highly Compensated Employees in an amount greater than that made available to Borrowers who are not Highly Compensated Employees.  If the Loan Administrator determines that such Borrower (and proposed loan) satisfies the requirements set forth below for loan approval, the Loan Administrator shall direct the Trustee to make a loan to such Borrower from one or more of his Accounts.

13.2         Amount of Loan.  The amount of any such loan shall be determined by the Loan Administrator; provided, however, that any such loan shall not, when combined with outstanding loans previously made from this Plan and loans made under other qualified retirement plans, if any, maintained by the Company or any Affiliate, cause the aggregate amount of all such loans to such Borrower to exceed the lesser of (a) or (b) below, where:

(a)                                  equals one-half (½) of the Borrower’s Vested Interest under this Plan and all vested amounts held under all other qualified retirement plans maintained by the Company or any Affiliate; and

(b)                                 equals Fifty Thousand Dollars ($50,000) reduced by the remainder, if any, of:

(1)                                  the highest outstanding balance of loans to the Borrower from the plans during the 1-year period ending on the date on which the loan is to be made; minus

(2)                                  the outstanding balance of loans to the Borrower from the plans on the day the loan is to be made.

13.3             Loan Administration.  The following additional provisions shall be applicable to the loan program under this Plan:

(a)                                  Loan Program Administration. The loan program under the Plan shall be administered by the Loan Administrator, in accordance with uniform rules and procedures as the Loan Administrator may prescribe.

(b)                                 Loan Application Procedure. Each Borrower shall apply for loans in writing on a form acceptable to the Loan Administrator.

(c)                                  Basis for Approval or Denial of Loans. A loan will be approved only if:

(1)                                  the Loan Administrator believes the Borrower intends and is able to repay the loan in accordance with its terms; and

(2)                                  the Loan Administrator determines that the proposed loan is not proscribed by Section 402(a) of the Sarbanes-Oxley Act of 2002 or similar laws; and

(3)                                  the amount of such loan shall not be in excess of the amount that is set forth in Section 13.2 hereof; and

(4)                                  the loan satisfies the requirements of this Section; and

(5)                                  the application for such loan is not made while the Borrower has any other loan outstanding under the Plan or within thirty (30) days (for applications made before April 1, 2007, sixty (60) days) after any other loan under the Plan has been repaid in full; and

(6)                                  the initial principal amount of such loan is not less than One Thousand Dollars ($1,000) ; and

(7)                                  the Borrower has no more than one (1) loan outstanding at any time.

13.4         Terms and Conditions of Loans.  Any loan made pursuant to this Article shall be considered an investment of the Account or Accounts of the Borrower and shall be subject to the following terms and conditions:

(a)                                  Interest. Except as otherwise provided in paragraph (g), interest shall be charged at a reasonable rate, which is deemed to be the prime rate as reported in the Wall Street Journal on the first business day of the calendar quarter in which the loan is made.

(b)                                 Loan Term and Repayment Schedule. Except as otherwise provided in paragraph (g), the term of any loan shall not exceed forty eight (48) months, such term to be arrived at by mutual agreement between the Borrower and the Loan Administrator.  All loans shall provide for the substantially level amortization of the loan, with payments not less frequently than quarterly, over the term of the loan.  All loans shall permit early repayment of the entire outstanding balance of principal and interest accrued to date on such loan.  Any loans must be fully paid by a Participant within ninety (90) days following his Termination of Employment.  Effective December 12, 1994, loan repayments may be suspended under this Plan, in accordance with Code Section 414(u).  The Loan Administrator may make such additional, nondiscriminatory rules regarding loan repayments as it deems necessary, including early repayment and any restrictions relating thereto.

(c)                                  Segregation of Accounts. The Accounts of a Borrower under this Plan shall, to the extent of such borrowing, be deemed segregated for investment purposes.  The note representing such loan and the Borrower’s Accounts, to the extent of such borrowing, shall not be taken into account in the valuation of the Plan pursuant to Article 8 hereof.

(d)                                 Repayment Procedures. Repayment of any loan shall be by payroll deduction while the Borrower is employed by a Participating Company or an Affiliate.  Loan repayments shall be directed back into the investment fund from which they were borrowed based upon the Borrower’s current investment election as set forth in Article 7 hereof.

(e)                                  Documentation and Collateral. Each loan shall be evidenced by such Borrower’s note for the amount of the loan and interest payable to the order of the Trustee and shall be supported by adequate collateral. Such collateral shall consist of up to fifty percent (50%) of the Borrower’s entire right, title and interest in and to the Trust Fund, and any earnings attributable to such amounts.  The Loan Administrator may require such other and further documentation as it deems appropriate.  The Loan Administrator, Trustee or any other service provider who administers loans under the Plan may charge to the Account of each Borrower who receives a loan, a loan origination fee, loan processing fee, and/or loan maintenance fee, in such amounts as are determined by such service provider.

(f)                                    Default. The Plan Administrator may declare a Borrower in default if he fails to make any payment of principal or interest when due, if he fails to make a required payment after an Approved Leave of Absence, as described below, or if his collateral becomes inadequate to secure the loan and he does not provide substitute collateral satisfactory to the Plan Administrator within ten (10) days after a request therefor by the Plan Administrator. In the event of default by a Borrower, his loan shall be accelerated as of a date that is no later than the last day of the calendar quarter following the calendar quarter in which the default occurred, and:

(1)                                  if his collateral security in this Plan is adequate to cover all or part of the outstanding principal and interest, and if distribution of such amount would not, in the opinion of the Plan Administrator, put at risk the tax qualified status of the Plan or the retirement savings contribution portion thereof, the entire outstanding balance, including accrued interest, shall be deemed distributed to the Borrower; or

(2)                                  if his collateral security described in paragraph (f)(1) is not adequate to cover all of the outstanding principal and interest, or if execution upon such collateral would, in the opinion of the Plan Administrator, put at risk the tax qualified status of the Plan or the retirement savings contribution portion thereof, the Trustee shall commence appropriate collection actions against the Borrower to recover the amounts owed.

Expenses of collection described in paragraph (2) above, including legal fees, if any, of any loan in default shall be borne by the Borrower or his Accounts.

A loan that is deemed distributed under paragraph (1) above and has not been repaid is considered outstanding for purposes of determining the maximum number of loans that may be outstanding for a Borrower.

(g)                                 Special Rules for Approved Leaves of Absence.

(1)                                  Suspension of Repayments.  A Borrower on an Approved Leave of Absence may elect to suspend payments of principal and interest under an existing loan during such Approved Leave of Absence.

(2)                                  Interest Rate Adjustments During Periods of Military Service.  During any period a Borrower is on an Approved Leave of Absence due to Military Service, and except as may otherwise be provided by a valid court order, interest under an existing loan to such Borrower shall not exceed a rate of six percent (6%) per annum.  The Borrower must provide the Plan Administrator with written notice and a copy of the military orders relating to the length of the Military Service within one hundred eighty (180) days after termination or release from Military Service for this interest rate adjustment to apply.  The interest rate adjustment shall be effective as of the date on which the Borrower was called to Military Service.

(3)                                  Repayments Upon Termination of Approved Leave of Absence.  Upon termination of an Approved Leave of Absence due to a return to actual employment with a Participating Company or any Affiliate, the loan (including interest that accrues during the Approved Leave of Absence) must be repaid by the latest permissible term of the loan and the amount of the installments due thereafter will not be less than the amount required under the terms of the original loan.  The latest permissible term of the loan shall be five (5) years from the date of the loan plus, if applicable, any additional period of suspension permitted with respect to Military Service.

(4)                                  Definitions.  For purposes of this Section, “Approved Leave of Absence” shall mean any bona fide leave of absence from actual employment with a Participating Company or any Affiliate, whether without pay or with pay at a rate of pay that (after applicable employment tax withholding) is less than the installment payments required under the terms of the loan; provided, however, that any Approved Leave of Absence shall not extend beyond one (1) year, except as provided in Code Section 414(u) with respect to leaves for Military Service.  “Approved Leave of Absence” includes, but is not limited to, FMLA Leave or any leave for Military Service.  For purposes of this Section, “Military Service” includes the performance of services in the uniformed services without regard to whether such services constitutes “qualified military service” under Code Section 414(u)(5).

13.5         Terms of Prior Loans May not Be Renegotiated or Extended.  Notwithstanding the foregoing provisions of this Article, the terms of outstanding loans may not be renegotiated or extended nor may the proceeds of any loan made hereunder be used to pay off any obligations under a prior loan made hereunder.  For purposes of this Section, the Loan Administrator shall be able to rely on a certification by the Borrower as to the use of the new loan’s proceeds.

13.6         Separate Loan Policy.  Notwithstanding the foregoing provisions of this Article, the Plan Administrator may adopt a loan policy that supplements or supersedes, in whole or in part, the provisions of this Article with respect to Participant loans.

ARTICLE 14

ADMINISTRATION

14.1         Appointment of Plan Administrator.  The Board of Directors of the Company shall appoint the Plan Administrator, which shall be any person(s), corporation or partnership (including the Company itself) as said Board of Directors shall deem desirable in its sole discretion.  The Plan Administrator may be removed or resign upon thirty (30) days’ written notice or such other period of notice as is mutually agreeable.  The Company shall notify the Trustee of the identity of the Plan Administrator and of any change in the Plan Administrator. Unless the Board of Directors appoints another Plan Administrator, Sealy, Inc. shall be the Plan Administrator.

14.2         Powers and Duties of the Plan Administrator.  Except as expressly set forth herein with respect to the duties and responsibilities of the Trustee, the Committee, the Investment Manager or the Company, the Plan Administrator shall administer the Plan and shall have all powers and duties granted or imposed on an “administrator” by ERISA. The Plan Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this instrument and related documents that may arise under any of the provisions of this Plan or such documents as to which no other provision for determination is made hereunder, and exercise all powers and discretions necessary to be exercised under the terms of this Plan or related documents that it is herein given or for which no contrary provision is made. The Plan Administrator shall have full power and discretion to interpret this Plan and related documents, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, any Participant or other claimant in accordance with the provisions of this Plan. Subject to the provisions of the Plan claims procedure, the Plan Administrator’s decision with respect to any matter shall be final and binding upon the Accountholders, the Trustee and all other parties concerned, and neither the Plan Administrator nor any of its directors, officers or employees, if applicable, shall be liable in that regard except for gross abuse of the discretion given it and them under the terms of this Plan. The determinations of the Plan Administrator shall be nondiscriminatory and shall be made in a reasonably uniform and consistent manner with respect to Accountholders in similar circumstances. The Plan Administrator, from time to time, may designate one or more persons or agents to carry out any or all of its duties hereunder.

14.3         Engagement of Advisors.  The Plan Administrator may engage actuaries, attorneys, accountants, brokers, employee benefit consultants, and other specialists to render advice concerning any responsibility the Plan Administrator has under this Plan.  Such persons may also be advisors to any Participating Company or Related Company.  The fees and expenses incurred in engaging such advisors shall be paid as provided in Section 14.11 hereof.

14.4         Establishment of Benefit Appeals Committee.  The Company shall appoint the members of a Benefit Appeals Committee, which shall consist of three (3) or more members.  The fact that a person is an Accountholder or a former Accountholder or a prospective Accountholder shall not disqualify him from acting as a member of the Committee.  The members of the Committee shall remain in office at the will of the Company and the Company may from time to time remove any of said members with or without cause. A member of the Committee may resign upon written notice to the remaining member or members of the Committee and to the Company respectively.  In case of the death, resignation or removal of any member of the Committee, the remaining members shall act until a successor member shall be appointed by the Company.  Upon request by the Plan Administrator, the Company shall notify the Plan Administrator of the names of the original members of the Committee, of any and all changes in the membership of the Committee, of the member designated as Chairman, and the member designated as Secretary, and of any changes in either office.  Until notified of a change, the Plan Administrator shall be protected in assuming that there has been no change in the membership of the Committee or the designation of Chairman or of Secretary since the last notification was filed with it.  The Plan Administrator shall be under no obligation at any time to inquire into the membership of the Committee or its officers. All communications to the Committee shall be addressed to its Secretary at the address of the Company.

14.5         Operations and Powers of the Committee.  On all matters and questions before the Committee, the decision of a majority of the members of the Committee shall govern and control; but a meeting need not be called or held to make any decision. Meetings may be held in person or by electronic means.  In lieu of a meeting, decisions may be made by written consent of a majority of the members.  The Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary. The terms of office of these members shall be determined by the Committee, and the Secretary and/or Chairman may be removed by the other members of the Committee for any reason that such other members may deem just and proper.  The Secretary shall do all things directed by the Committee.  Although the Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been authorized by the Committee.  Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Committee.

No member of the Committee shall be disqualified from acting on any question because of his interest therein, except that no member of the Committee may act on any claims which such member has brought as an Accountholder under this Plan.  No fee or compensation shall be paid to any member of the Committee for his services as such, but the Committee and its members shall be reimbursed for its expenses by the Company. The Committee may engage such attorneys, accountants, actuaries, agents, clerks, and secretaries as it may deem desirable in the performance of its functions, and the expense associated with the hiring or retention of any such person or persons shall be paid as provided in Section 14.11 hereof.

In addition to the powers specifically granted to the Committee elsewhere in this Article, the Committee shall have full administrative power to carry out its responsibilities under this Plan.  Without limiting the generality of the foregoing, the Committee shall have full power to determine all administrative matters concerning the handling of appeals including the holding of hearings and all rules attendant thereto, and all of its decisions on such matters shall be final and not appealable.  However, the Committee shall exercise its power with relative uniformity and in a nondiscriminatory manner in conformity with ERISA Section 503.

14.6         Claims for Benefits.  Claims for benefits shall be made by application of the Accountholder (the “claimant”) in such manner as the Plan Administrator shall reasonably prescribe. Such claim may be made by the claimant or by an authorized representative described in and subject to the rules contained in Section 14.7 hereof.  The Plan Administrator shall process each such claim and determine entitlement to benefits within ninety (90) days of its receipt of a completed application for benefits unless special circumstances require an extension of time for processing the claim.  If such special circumstances exist, the Plan Administrator may obtain a ninety (90) day extension of the time for processing the claim by providing the claimant written notice of the extension within the initial ninety (90) day period.  The extension notice must include an explanation of the special circumstances and the date by which the Plan Administrator expects to render its final decision.

The Plan Administrator shall notify a claimant in writing, delivered in person or mailed by first class mail to such claimant’s last known address, if any part of a claim for benefits under this Plan has been denied, setting forth in such notice:

(a)                                  the specific reason for the denial;

(b)                                 a specific reference to pertinent provisions of the Plan or related documents upon which the denial is based;

(c)                                  a description of any additional material or information deemed necessary by the Plan Administrator for such claimant to perfect his claim, and an explanation of why such material or information is necessary; and

(d)                                 an explanation of the claim review procedure under the Plan, including applicable time limits and the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal.

Such notice shall set forth the above information in a manner calculated to be understood by such claimant. If the notice referred to above is not furnished and if the claim has not been granted within the time specified above for determination of such claim, the claim shall be deemed denied and shall be subject to review as set forth below.  The interpretations, determinations, and decisions of the Plan Administrator shall be final and binding upon all persons with respect to any right, benefit and privilege hereunder, subject to the review procedures hereinafter set forth.

14.7             Authorized Representative.  The claimant may designate any authorized representative to act on his behalf in pursuing a benefit claim or appeal of an adverse benefit determination.  The Plan Administrator and Committee may demand reasonable evidence that the representative has been duly authorized by the claimant, including evidence as to the scope of the representation and whether notices due the claimant under these claims procedures are to be given to the claimant, the representative or both.  Depending on the extent of authorization given to the representative hereunder, references to the claimant in these claims procedures may be deemed to refer to or include the authorized representative.

14.8             Request for Review of a Denial of a Claim for Benefits.  Any claimant whose claim for benefits has been denied or deemed denied, in whole or in part, by the Plan Administrator, shall have sixty (60) days from the date the claim is deemed denied, or sixty (60) days from receipt of the notice denying the claim, as the case may be, in which to request a review by written application delivered to the Committee.  Such written application must specify the relief requested and the reason such claimant believes the denial should be reversed.

14.9             Review Procedure.  The Committee is hereby authorized to review the facts and relevant documents, including this Plan, to interpret this Plan and other relevant documents and to render a decision on the appeal of the claimant.  Such review may be made by written briefs submitted by the claimant and the Plan Administrator or at a hearing, or by both, as shall be deemed necessary by the Committee.  If no hearing is to be held, the claimant and the Plan Administrator shall have thirty (30) days following the filing of the request for review to submit written comments, documents, records and other information relating to the claim.  During this period, the claimant shall be provided, on request and free of charge, reasonable access to, and copies of, all documentation, records, and other information relevant to the claimant’s claim for benefits.  Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to ERISA Section 503.  The claimant and the Plan Administrator may submit additional comments, etc., after the close of the thirty (30) day period only at the request or with the consent of the Committee.

Alternatively, upon receipt of a request for review, the Committee may schedule a hearing to be held (subject to reasonable scheduling conflicts) not more than forty-five (45) days from the receipt of such request.  The date and time of such hearing shall be designated by the Committee upon not less than fifteen (15) days’ notice to the claimant and the Administrator unless both of them accept shorter notice.  The notice shall specify that such claimant must indicate in writing, at least five (5) days in advance of the time established for such hearing, his intention to appear at the appointed time and place, or the hearing will automatically be canceled.  The reply shall specify any other persons who will accompany him to the hearing, or appear in his place, or such other persons will not be admitted to the hearing.  The Committee may limit attendance at the hearing.  The Committee shall make every effort to schedule the hearing on a day and at a time that is convenient to both the claimant and the Administrator.  The hearing will be scheduled at the Company’s headquarters unless the Committee determines that another location would be more appropriate.  The claimant shall be provided, on request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits in preparation for the hearing.  Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to ERISA Section 503.  The claimant and the Plan Administrator may submit written comments, documents, records and other information relating to the claim prior to or at the hearing.  The claimant and the Plan Administrator may submit additional comments, etc., after the hearing only at the request or with the consent of the Committee.

14.10           Decision upon Review of Denial of Claim for Benefits.  After the review has been completed, the Committee shall render a decision in writing, a copy of which shall be sent to both the claimant and the Plan Administrator.  In making its decision, the  Committee shall have full power, authority, and discretion to determine any and all questions of fact, resolve all questions of interpretation of this instrument or related documents that may arise under any of the provisions of this Plan or such documents as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Plan or related documents that it is herein given or for which no contrary provision is made and to determine the right to benefits of, and the amount of benefits, if any, payable to, any person in accordance with the provisions of this Plan.  Further, in making its decision, the Committee shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  Subject to extension by agreement of the claimant and the Plan Administrator or where due to delay beyond the control of the Plan Administrator or the Committee, the Committee shall render a decision on the claim review not more than sixty (60) days after the receipt of the claimant’s request for review, unless a hearing is scheduled, in which case the sixty (60) day period shall be extended to thirty (30) days after the date scheduled for the hearing.  If special circumstances exist, the Committee may obtain a sixty (60) day extension by providing the claimant written notice of the extension within the initial sixty (60) day period (if there is no hearing) or within the initial thirty (30) day period following a hearing.  The extension notice must include an explanation of the special circumstances and the date by which the Committee expects to render its final decision.  Such decision shall be written in a manner calculated to be understood by the claimant, and shall:

(a)                                  set forth the specific reason or reasons for any adverse determination;

(b)                                 contain specific references to the provisions of the Plan and/or related documents on which the benefit determination was based; and

(c)                                  contain a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.  Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to ERISA Section 503.

The decision on review shall be furnished to the claimant within the appropriate time described above.  If the decision on review is not furnished within such time, the claim shall be deemed denied on review at the end of such period.  There shall be no further appeal from a decision rendered by the Committee.  The decision of the Committee shall be final and binding in all respects on the Plan Administrator, the Participating Companies, the Trustee, the claimant and all other persons.  Except as otherwise provided by law, the review procedures of this Article shall be the claimant’s sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise.

If the law provides that the claimant shall be permitted to bring a legal action alleging a claim for benefits hereunder, no such legal action may be commenced by any Accountholder or other person against the Company or any Participating Company or Related Company, the Plan, the Plan Administrator or any other person or any employee, director, board or committee of any of the foregoing, or the Committee (or any member of the Committee) in connection with any claim hereunder until such Accountholder or other person has pursued such claim under this claims procedure through the review process described in this Article.  Thereafter, for claims incurred on or after December 1, 1999, no such legal action may be commenced by such Accountholder or other person more than one hundred eighty (180) days after the Committee’s final decision has been rendered or deemed rendered with respect to such claim.

14.11                     Payment of Costs and Expenses.  Any cost or expense of administration of the Plan and the Trust shall be paid in either of the following manners, as determined by the Company in its sole discretion:

(a)                                  the expense may be paid directly by the Company or other Participating Companies; or

(b)                                 the expense may be paid out of the Trust Fund.

The costs and expenses of administration of the Plan and the Trust shall include, without limitation, (1) Trustee’s fees as such may from time to time be agreed upon between the Company and the Trustee, (2) the costs of processing contributions, investments, accounts, loans, distributions and claims, including the cost of any equipment or other property used in connection therewith, (3) the cost of preparing, distributing and filing any governmental submissions, filings, reports or returns with respect to the Plan and any summary plan descriptions and other notices, reports, election forms or statements for Plan Participants, (4) the costs of any amendments necessary or desirable to maintain the Plan in compliance with any applicable laws or to reflect Plan operation, (5) the cost of any attorneys, accountants, actuaries, agents, clerks, secretaries, or third-party administrators or service providers hired or utilized by the Plan or by the Plan Administrator or Committee in connection with the performance of their functions hereunder, or by the Company in connection with Plan administration, and (6) any other costs and expenses relating to Plan administration.

In general, costs and expenses shall be paid first from forfeitures (to the extent not paid by the Company or other Participating Companies) including, without limitation, amounts forfeited due to Termination of Employment with a Vested Percentage less than one hundred percent (100%), amounts forfeited due to correction of operational errors (as contemplated under Section 22.14) and amounts forfeited by Missing Payees (as defined in Section 12.12).  Alternatively, costs and expenses may be paid from Accounts with such costs and expenses being allocated among Accounts on a reasonable basis.  Furthermore, in the event the Plan incurs costs and expenses that relate to a specific Account or Accounts, and such costs and expenses are to be paid out of the Trust Fund, the Company may direct the Trustee to charge such costs and expenses (which may include Trustee fees) in any manner the Company deems appropriate to the Accounts to which such expenses relate.  Finally, the Company may from time to time direct the Trustee to charge any of such costs and expenses of the Plan (that is, either general costs and expenses or costs and expenses that relate to a specific Account or Accounts), or certain of such costs and expenses, on a reasonable basis to the Accounts of all, or a group of less than all, Accountholders (for example, by charging the Accounts of Accountholders who have incurred a Termination of Employment but not the Accounts of Active Participants).

14.12                     Limitation of Liability.  Except as otherwise provided in ERISA, the Plan Administrator and the Committee, and their respective officers, employees and members, and directors, officers and employees of the Company, the Participating Companies and the Related Companies, shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of this Plan. No person shall be liable for the act of any other person.

ARTICLE 15
PROHIBITION AGAINST ALIENATION

15.1                           Definitions.  Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article:

(a)                                  The words “alternate payee” shall mean any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits hereunder attributable to such Participant.

(b)                                 The words “domestic relations order” shall mean, with respect to any Participant, any judgment, decree or order (including approval of a property settlement agreement) that:

(1)                                  relates to the provision of child support, alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of the Participant; and

(2)                                  is made pursuant to a State domestic relations law (including a community property law).

(c)                                  The words “qualified domestic relations order” shall mean a domestic relations order that satisfies the requirements of Code Section 414(p)(1)(A).

15.2                                       General Prohibition on Alienation.  Neither any property nor any interest in any property held for the benefit of any Accountholder shall be alienated, disposed of or in any manner encumbered, voluntarily, involuntarily or by operation of law, while in the possession or control of the Trustee except by an act of the Trustee or the Accountholder specifically authorized hereunder.  If by reason of any act of any Accountholder, or by operation of law or by the happening of any event, or for any reason, except by an act of the Trustee or such person specifically authorized hereunder, such property or any interest therein would, except for this provision, cease to be enjoyed by such person, or if by reason of an attempt of such person to alienate, charge or encumber such property or any interest therein, or by reason of the bankruptcy or insolvency of such person, or by reason of any attachment, garnishment or other proceedings, or by reason of any order, finding or judgment of court, either at law or in equity, such property or any interest therein would, except for this provision, vest in or be enjoyed by some person, firm or corporation otherwise than as provided in this Plan, in any of such events, the trusts herein expressed concerning all of such property so payable to or held for the benefit of such person shall cease and terminate as to him.  Thereafter during his life such property, subject to such interests or rights, if any, as any other person may have in or to such property as provided in this Plan, shall be held by the Trustee according to its absolute discretion, but the Trustee meanwhile may pay to or expend for the support, comfort, and maintenance of such Accountholder, may pay to or expend for the support, comfort and maintenance of his Spouse and/or may pay to or expend for the support, comfort and maintenance of his child or children, such sums and such sums only, as directed by the Plan Administrator, in writing, retaining any undistributed part of such property until such Participant’s, former Participant’s or Beneficiary’s death.

15.3                                       Distribution of Assets on Death.  If any person who shall be subject to the provisions of Section 15.2 hereof shall die before receiving all of such property that he would have received except for the operation of the provisions of said Section 15.2, then, upon or after his death, such undistributed property shall be disposed of as follows:

(a)                                  if such person was a Participant, such undistributed property shall be disposed of as provided in such Participant’s designation of Beneficiary on file with the Trustee at the time of his death, or as provided in Section 11.7 in the event such designation shall not provide for complete distribution of such undistributed property or no designation of Beneficiary shall be on file with the Trustee; or

(b)                                 if such person shall be a Beneficiary, such undistributed property shall be distributed to the person or persons who upon such Beneficiary’s death would be entitled to inherit such undistributed property under the laws then in force of the state or jurisdiction where such Beneficiary was domiciled upon his death if such undistributed property had then belonged to such Beneficiary and he had then died intestate domiciled in such state or jurisdiction.

15.4                                       Right to Benefits by Alternate Payee, etc.  Notwithstanding Sections 15.2 and 15.3 hereof to the contrary, the following shall not be treated as an assignment or alienation prohibited by said Sections 15.2 and 15.3:

(a)                                  the creation, assignment or recognition of a right to any benefit payable with respect to a Participant or former Participant under this Plan pursuant to a qualified domestic relations order; or

(b)                                 the offset of a Participant’s or former Participant’s benefit under this Plan against an amount that such Participant or former Participant is ordered or required to pay to this Plan where:

(1)                                  the order or requirement to pay arises under a judgment for a crime involving this Plan, a civil judgment, consent order or decree for violation or alleged violation of fiduciary duties as stated in Part 4 of Subtitle B of Title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant or former Participant for violation or alleged violation of fiduciary duties as stated in Part 4 of Subtitle B of Title I of ERISA by a fiduciary or any other person; and

(2)                                  the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to this Plan against the Participant’s or former Participant’s benefits provided by this Plan; and

(3)                                  to the extent, if any, that survivor annuity requirements apply to distributions to the Participant or former Participant under Code Section 401(a)(11), the rights of such Participant’s or former Participant’s Spouse are preserved in accordance with Code Section 401(a)(13)(C)(iii); or

(c)                                  any other arrangement, transfer or transaction that is not treated as a prohibited assignment or alienation under Code Section 401(a)(13) and the Treasury regulations thereunder or other applicable law.

In the event the Plan is required, pursuant to a Qualified Domestic Relations Order, to pay to an Alternate Payee all or any portion of the amounts credited to a Participant’s Accounts hereunder, the Administrator shall appropriately reduce such Participant’s Accounts.  Any such reduction shall not cause the Plan to fail to meet the requirements of Code Section 401(a)(13).

15.5                           Notification of Parties and Determination Whether Qualified.  In the event the Plan is served with a domestic relations order, the Plan Administrator shall promptly notify the concerned Participant and any concerned alternate payee of the receipt of such domestic relations order and the Plan’s procedures for determining whether such domestic relations order is a qualified domestic relations order. Within a reasonable time after receipt of such domestic relations order, the Plan Administrator shall determine whether such domestic relations order is a qualified domestic relations order and shall notify the Participant and any concerned alternate payee of its determination.

15.6                           Interim Procedures.  During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (whether by the Plan Administrator, a court of competent jurisdiction or otherwise), the affected Participant shall not be permitted to take any loan, in-service withdrawal or other distribution from his Accounts.  The Plan Administrator shall credit to new separate accounts under the Plan any amounts that would have been payable to an alternate payee during such period if the order had been, during such period, determined to be a qualified domestic relations order and shall debit the appropriate accounts of the Participant with respect to whom the domestic relations order was issued for such amounts.  If, within eighteen (18) months after the Plan is served with such domestic relations order, the domestic relations order (or a modification thereof) is determined to be a qualified domestic relations order, the Plan Administrator shall hold and dispose of the amounts credited to the segregated account established with respect to such domestic relations order in accordance with the terms of the qualified domestic relations order. If within eighteen (18) months after the Plan is served with such domestic relations order, it is determined that the domestic relations order is not a qualified domestic relations order or the issue with respect to whether the domestic relations order is a qualified domestic relations order is not resolved, the Plan Administrator shall transfer the amounts credited to the segregated account to the appropriate Accounts maintained for the benefit of the person who would have been entitled to such amounts as though the Plan had never been served with such domestic relations order.  Any determination that a domestic relations order is a qualified domestic relations order that is made after the close of the eighteen (18) month period after the Plan was served with such domestic relations order shall be applied prospectively only.

15.7                           Establishment of Separate Accounts.  Once a domestic relations order has been determined to be a qualified domestic relations order, the Plan Administrator shall direct the Trustee to debit the appropriate Accounts of the Participant affected by said qualified domestic relations order and to credit to a new separate Account, established on behalf of the alternate payee, the amount set forth in the qualified domestic relations order.  The alternate payee shall direct the investment of the amount credited to said new separate Account in accordance with the provisions of Article 6 hereof; provided, however, that until such time as the alternate payee actually directs the investment thereof, said new Account shall be invested in the same manner as the affected Participant’s Accounts to the extent practicable.

15.8                           Review Procedures.  Any Participant or alternate payee who is affected by a domestic relations order served upon the Plan may request a review by the Committee of the Plan Administrator’s determination with respect to the qualification or lack of qualification of such domestic relations order upon written notice to the Committee appointed pursuant to Article 14 hereof.  Any such review by the Committee shall be subject to the rules and procedures set forth in Article 14 hereof.

15.9                           Status of Alternate Payee.  Any alternate payee who is entitled to receive amounts from the Plan pursuant to a qualified domestic relations order shall, with respect to the Plan, to the extent of the alternate payee’s interest in the Plan, have such rights as are specified in the qualified domestic relations order, provided that such order:

(a)                                  does not require the Plan to provide any type or form of benefit, or any option not otherwise available under the Plan to the Participant who is subject to the qualified domestic relations order;

(b)                                 does not require the Plan to provide increased benefits (determined on the basis of actuarial value); or

(c)                                  does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

15.10                                 Immediate Lump Sum Payments Pursuant to Qualified Domestic Relations Orders.  Notwithstanding anything contained in the Plan to the contrary, an immediate lump sum distribution shall be made to an alternate payee if such distribution is authorized by a qualified domestic relations order, even if the affected Participant is not then eligible for a distribution from the Plan.

ARTICLE 16
AMENDMENT AND TERMINATION

16.1                                       Authority to Amend or Terminate Plan.  This Plan may be modified, altered, amended, changed or terminated by a writing executed on behalf of the Company with respect to all or any one of the Participating Companies by its proper officer or officers, without the consent of any Participating Company, but no rights of Accountholders receiving benefits under this Plan and no other vested rights or optional forms of benefit under this Plan shall in any way be modified except as permitted by law and except that such rights may be modified if such a modification is necessary to establish or to continue the qualified status of this Plan under the terms of Code Section 401.  This Plan, as amended and restated herein, may be modified and amended retroactively, if necessary, to secure exemption effective on the Restatement Date or other appropriate date, under Code Section 401.  After an amendment is adopted, a copy shall be furnished to the Trustee.

16.2                                       Procedures Upon Termination of Plan.  Upon termination of this Plan with respect to any Participating Company, all assets of the Trust Fund held on behalf of Participants employed by such Participating Company, after deduction therefrom of such Participating Company’s proportionate share of any accrued expenses and fees of the Trustee and any expenses and fees relating to such termination incurred or to be incurred by the Trustee, shall be allocated among the then existing Accounts of Participants employed by such Participating Company.  Each such Account shall be allocated that portion of such assets of the Trust Fund which bears the same relationship to the total of such assets as the amount then credited to such Account bears to the total amounts then standing credited to all Accounts of Participants employed by such Participating Company.  All such amounts allocated to the Accounts of Participants employed by such Participating Company at the time of termination of this Plan shall be fully vested and nonforfeitable.  The amounts thus allocated shall be forthwith distributed to the Participant for whose benefit the Accounts were established if he is living on the date of termination, or if he shall have died before distribution, to his designated Beneficiary, or in the event his designation of Beneficiary shall not provide for complete distribution of such amounts or not designation of Beneficiary shall be on file with the Trustee, in accordance with the provisions of Section 11.7.

Upon termination of this Plan with respect to any Participating Company, all annuity policies held by the Trustee on behalf of Participants who were employed by such Participating

Company shall be delivered, and all rights therein shall be transferred, to those persons then receiving benefits or entitled to receive benefits from them.  The Plan Administrator may direct that any spendthrift provisions contained in such annuity contracts shall be continued in effect or terminated.

16.3                                       Partial Terminations; Complete Discontinuance of Contributions.  Upon the partial termination of this Plan or upon complete discontinuance of contributions to this Plan by any Participating Company, all amounts allocated at the time of such partial termination or complete discontinuance to the Accounts of Participants affected by such partial termination or complete discontinuance shall be fully vested and nonforfeitable.  However, after any such partial termination or complete discontinuance of contributions the Trustee shall continue to administer this Plan in the manner in which this Plan was administered before any such partial termination and a Participant shall only be entitled to receive benefits upon the occurrence of an event that under the terms of this Plan would entitle him to receive such benefits.  For purposes of this Section, the Trustee shall not treat an event as a partial termination unless: (a) the Company has so designated such event in a writing delivered to the Trustee; or (b) such event has been finally and expressly determined to be either a partial termination or a complete discontinuance of contributions within the meaning of Code Section 411(d) in an administrative or judicial proceeding to which both the Company and the Commissioner of Internal Revenue or his delegate were parties.

ARTICLE 17

TOP-HEAVY PROVISIONS

17.1         Application of Special Limitations if Plan Is Top-Heavy.  During any Plan Year that this Plan is top-heavy, as determined in accordance with Section 17.2 hereof, the special restrictions contained in Section 17.3 hereof shall apply.

17.2         Definitions to Determine Whether Plan Is Top-Heavy.  This Plan shall be considered to be top-heavy in any Plan Year if, as of the determination date for such Plan Year, all the aggregation groups of which this Plan is a member are top-heavy groups.  In the event that in any Plan Year this Plan is a member of an aggregation group that is not a top-heavy group, this Plan shall not be considered to be top-heavy for such Plan Year.

Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article:

(a)                                  “determination date,” shall mean the last day of the preceding Plan Year;

(b)                                 “key employee” shall mean a “key employee” as described in Code Section 416(i), which is hereby incorporated by reference and which is described for informational purposes herein as of the Restatement Date as any Employee or former Employee of a Participating Company or an Affiliate who at any time during the Plan Year is:

(1)                                  an officer of a Participating Company or an Affiliate having Testing Compensation from the Participating Company and all Affiliates for the Plan Year of determination greater than the limit prescribed in Code Section 416(i), adjusted for changes in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to such Code Section and Code Section 415(d) (for informational purposes, the Testing Compensation limit is $130,000 for the 2003 and 2004 Plan Years, $135,000 for the 2005 Plan Year, $140,000 for the 2006 Plan Year, $145,000 for the 2007 Plan Year, and $150,000 for the 2008 Plan Year);

(2)                                  a five percent (5%) actual or constructive owner of a Participating Company or an Affiliate; or

(3)                                  a one percent (1%) actual or constructive owner of a Participating Company or an Affiliate having Testing Compensation from a Participating Company and all Affiliates for the Plan Year of determination greater than One Hundred Fifty Thousand Dollars ($150,000);

provided that any such Employee also performed services for a Participating Company or an Affiliate during the one (1) Plan Year period ending on the determination date, and provided that an amount held for the Beneficiary of a key employee who is deceased shall be deemed to be an amount held for a key employee; and

(c)                                  “non-key employee,” shall mean any Employee of a Participating Company or an Affiliate who is not a key employee including any Employee who was formerly a key employee;

(d)                                 “permissive aggregation group” shall mean the required aggregation group plus each pension, profit sharing and stock bonus plan of a Participating Company or any Affiliate, including each such plan terminated during the five (5) year period ending on the determination date, which, when considered as a group with the required aggregation group, would continue to comply with Code Sections 401(a)(4) and 410;

(e)                                  “required aggregation group” shall mean each pension, profit sharing and stock bonus plan of a Participating Company or any Affiliate, including each such plan terminated during the five (5) year period ending on the determination date, in which a key employee is a participant and each other pension, profit sharing and stock bonus plan that enables such plans to meet the requirements of Code Section 401(a)(4) or 410;

(f)                                    “top-heavy group” shall mean any aggregation group if the sum, as of the determination date, of:

(1)                                  the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group; and

(2)                                  the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds sixty percent (60%) of a similar sum determined for all Participants, former Participants and Beneficiaries permitted to be taken into account pursuant to Code Section 416(g), with such values being determined for each plan as of the most recent valuation date occurring within the twelve (12) month period ending on the determination date and subject to appropriate adjustments under said Code Section 416(g) and applicable Treasury regulations issued thereunder, including the requirement that benefits and accounts of an Employee be increased by the aggregate distributions with respect to such Employee during the five (5) year period ending on the determination date;

(A)                              for Plan Years beginning prior to December 1, 2002, the aggregate distributions with respect to such Employee during the five (5) year period ending on the determination date; and

(B)                                for Plan Years beginning on or after December 1, 2002, the in-service distributions with respect to such Employee during the five (5) year period ending on the determination date and all other distributions with respect to such Employee during the one (1) year period ending on the determination date; and

(g)                                 “valuation date” means:

(1)                                  in the case of a defined contribution plan, a date as of which account balances are valued;

(2)                                  in the case of a defined benefit plan, a date as of which liabilities and assets are valued for computing plan costs for purposes of determining the plan’s minimum funding requirements under Code Section 412.

In making any of the aforementioned determinations, contributions due but unpaid as of the determination date shall be included in determining the value of Account balances, if any.  In addition, the actuarial factors and assumptions set forth in the defined benefit plans included in the aggregation groups shall be utilized in determining the present value of cumulative accrued benefits.  Furthermore, for purposes of making the aforementioned calculations with respect to defined benefit plans, proportional subsidies and benefits not relating to retirement benefits, such as pre-retirement death and disability benefits and post-retirement medical benefits, are to be disregarded but nonproportional subsidies are to be taken into account.

17.3             Top-Heavy Minimum Contributions.  During any Plan Year that this Plan is top-heavy, a Participating Company shall make a contribution on behalf of each non-key employee employed by such Participating Company who is a Participant on the Allocation Date coinciding with the last day of such year, or was a Participant whose employment terminated on or as of said Allocation Date that is at least equal to the greater of (a) or (b) below, where:

(a)                                  equals the lesser of (1) or (2) below, where:

(1)                                  equals three percent (3%) of the non-key employee’s Testing Compensation from the Participating Company and all Affiliates during the Plan Year; and

(2)                                  equals the largest percentage of Testing Compensation from the Participating Company and all Affiliates provided to any key employee by the contributions of the Participating Company; and

(b)                                 equals such other percent of the non-key employee’s Testing Compensation from the Participating Company and all Affiliates as may be necessary to satisfy the requirements of Code Sections 401 and 416 as prescribed by the applicable Treasury regulations.

For purposes of determining the percentage set forth in paragraph (a)(2) above, a Participating Company’s contribution made pursuant to Code Section 401(k) with respect to a key employee shall be taken into account, but a Participating Company’s contribution made pursuant to Code Section 401(k) with respect to a non-key employee shall not be taken into account in determining compliance with this Section.

If this Plan is top-heavy for a Plan Year and if a Participant who is a non-key employee is also a participant in any other defined contribution plan maintained by a Participating Company or Affiliate, the minimum provided hereunder shall be provided before any minimum under such other plan and shall reduce the amount of the top-heavy minimum, if any, required thereunder.  Furthermore, if this Plan is top-heavy for a Plan Year and if a Participant who is a non-key employee is also a participant in any defined benefit plan maintained by a Participating Company or Affiliate, the minimum provided under such defined benefit plan shall be provided before any minimum under this Plan and the benefit provided under such defined benefit plan shall be offset by the actuarial equivalent of the amounts, if any, in the Participant’s Accounts under this Plan and any other defined contribution plan maintained by a Participating Company or Affiliate.

ARTICLE 18

TRANSFERS INVOLVING OTHER QUALIFIED RETIREMENT PLANS

18.1         Rollovers and Transfers From Other Tax Qualified Plans of Affiliates.  In the event that:

(a)                                  any Employee of a Participating Company shall have been, prior to his becoming an Employee of a Participating Company, a participant under another qualified retirement plan sponsored by a Participating Company or an Affiliate that met the requirements of Code Section 401(a);

(b)                                 either:

(1)                                  the custodian or trustee of the assets held pursuant to said plan on behalf of said Employee; or

(2)                                  the custodian or trustee of the assets of an individual retirement account established pursuant to Code Section 408 to hold the assets distributed to said Employee from said plan; or

(3)                                  the Employee who holds assets distributed to him during the preceding sixty (60) days from such plan or from an individual retirement account described in paragraph (2) above;

shall agree to transfer said assets to the Trustee hereunder;

(c)                                  the assets to be so transferred shall not be made available to said Employee in the course of the transfer except to the extent permitted by paragraph (b)(3) above; and

(d)                                 the Plan Administrator consents to the transfer,

the Trustee hereunder shall accept such transferred assets and hold and administer them pursuant to the terms and provisions of this Plan and this Article.

Upon the receipt of said assets, the Trustee shall appropriately credit such amount to Accounts established for the Employee on whose behalf the assets were so transferred, as follows:

(A)                              if the receipt by the Plan of said assets was the result of a rollover in accordance with paragraph (b)(2) or (b)(3) above, such assets shall be transferred to a Rollover Account; and

(B)                                if the receipt by the Plan of said assets was the result of a plan to plan transfer in accordance with paragraph (b)(1) above, such assets shall be transferred to a Deferred Pay Account, Employer Base Account, Profit Sharing Account, Safe Harbor Account, Employee After-Tax Account and/or Rollover Account, as appropriate.

18.2         Transfer to Another Qualified Retirement Plan of Affiliate.  In the event that:

(a)                                  a Participant’s employment is transferred from a Participating Company to an Affiliate that is not a Participating Company and such Affiliate maintains a qualified defined contribution retirement plan that satisfies the requirements of Code Section 401(a);

(b)                                 such transferred Participant becomes a participant under such qualified defined contribution plan of said Affiliate;

(c)                                  said transferred Participant shall have amounts credited to an Account held for him hereunder;

(d)                                 either:

(1)                                  the custodian or trustee of the assets of such other plan shall apply to the Trustee hereunder for transfer to it of assets held pursuant to this Plan representing said former Participant’s Accounts; or

(2)                                  such other plan shall provide for the receipt of assets transferred to it from other qualified retirement plans;

(e)                                  the assets to be transferred shall not be made available to said Participant in the course of the transfer except to the extent permitted by Code Section 402(a)(5); and

(f)                                    the Plan Administrator shall consent to such transfer;

the Plan Administrator shall instruct the Trustee to transfer to the applying trustee an amount equal to the Participant’s Vested Interest on the date of transfer.  Said transfer shall not be made until the Plan Administrator is assured to its full satisfaction that the Participant’s interest to be transferred shall be fully vested and nonforfeitable under the terms of such other plan, that, prior to the Cancellation Date (as defined in Sections 1.2 and 1.1 of Supplements 2 and 3, respectively) said interest shall continue to be subject to the joint and survivor annuity requirements, if required by applicable federal law, similar to the provisions contained in Supplements 2 and 3, and that said interest shall neither be alienable nor otherwise subject to disposition or encumbrance by the Participant.

ARTICLE 19

TRANSFERRED EMPLOYEES

19.1             Transfer From a Participating Company/Covered Employee Status to a Non-Participating Company/Non-Covered Employee Status.  In the event an Active Participant’s employment is transferred from a Participating Company to an Affiliate that is not a Participating Company or a Participant’s employment status is changed so that he no longer is a Covered Employee, but continues to be an Employee, then such Participant:

(a)                                  shall continue to earn Vesting Service while he is employed by a Participating Company or Affiliate and otherwise satisfies the provisions of Section 2.51 hereof;

(b)                                 shall be eligible for the Plan Year that his employment is transferred or his status is changed to have a portion of a Participating Company’s contribution and forfeitures allocated to either his Profit Sharing Account, Employer Base Account, Safe Harbor Account (as applicable) or his Deferred Pay Account pursuant to Article 4, Article 5 or Article 9 based upon his Compensation paid from such Participating Company up to his date of transfer of employment or change of status; provided, however, that no such contribution or forfeiture shall be allocated to his Profit Sharing Account, Employer Base Account or Safe Harbor Account (as applicable), for such Plan Year unless:

(1)                                  he completes at least an aggregate of one thousand (1,000) Hours with such Participating Company and any such Affiliate during such Plan Year; and

(2)                                  he continues to be employed (subject to the exception described in Section 5.2(c) hereof) by a Participating Company or Affiliate on the last day of such Plan Year; and

(c)                                  shall, except as provided in Section 19.2 hereof, continue as an inactive Participant in the Plan with his Accounts held hereunder being periodically revalued pursuant to Article 8 and eligible for distribution upon an appropriate distribution event; provided, however, that no further contributions or forfeitures shall be allocated to his Accounts except as set forth in subsection (b) above.

19.2         Transfer From a Non-Participating Company/Non-Covered Employee Status to a Participating Company/Covered Employee Status.  In the event an Employee’s employment is transferred from an Affiliate that is not a Participating Company to a Participating Company or an Employee’s employment status is changed so that he becomes a Covered Employee, such Employee:

(a)                                  shall be eligible to participate in the Plan as of his date of transfer of employment or change in status provided that he had completed at least six (6) months of Continuous Service as determined on or after December 1, 1992 under Section 3.2 hereof as of the June 1 or December 1 coincident with or preceding such date of transfer of employment or change in status;

(b)                                 if he immediately participates in the Plan as set forth in subsection (a) above, shall be eligible in the year that he transfers employment or changes status to have a portion of a Participating Company’s contribution and forfeitures allocated to either his Profit Sharing Account, Employer Base Account, Safe Harbor Account (as applicable) or Deferred Pay Account pursuant to Article 4, Article 5 or Article 9 based upon his Compensation for such Plan Year paid by such Participating Company from such date of transfer of employment or change in status, provided he satisfies the other requirements for such allocation pursuant to said Article 4, Article 5 or Article 9 hereof;

(c)                                  shall be credited with the Hours he completed as an Employee of such Participating Company or Affiliate prior to such transfer of employment or change in status for purposes of determining One (1) Year Breaks In Service, Vesting Service and eligibility for allocation of Participating Company contributions pursuant to Sections 5.2 and 5.3 hereof; and

(d)                                 shall be credited with a Vested Percentage equal to the greater of the vested percentage he was entitled to with respect to a comparable account on the date of his transfer of employment or change in status under any tax qualified retirement plan maintained by such Participating Company or Affiliate, and in which he was actively participating at the time of such transfer or change in status, or the Vested Percentage determined hereunder.

ARTICLE 20
PARTICIPATING COMPANIES

20.1         Designation of Participating Companies.  The Participating Companies (including a listing of their covered facilities) and their entry dates and termination dates are as follows:

Participating Company	Adoption Date	Termination Date

The Ohio Mattress Company Licensing and Components Group, Inc., formerly known as Sealy, Incorporated in facilities located at:	01/01/83

Chicago, Illinois (Closed)
Delano, Pennsylvania
Colorado Springs, Colorado
Rensselaer, Indiana
Mountaintop, Pennsylvania

Sealy Mattress Manufacturing Company, Inc. in facilities located at:	01/01/83

Millville, New Jersey (Closed)
Clarion, Pennsylvania
Trinity, North Carolina (formerly located at Lexington, North Carolina)
Orlando, Florida
Denver, Colorado
Phoenix, Arizona
Portland, Oregon
Richmond, California
Southgate, California
Honolulu, Hawaii (Closed)

Sealy of Maryland and Virginia, Inc. in facilities located at:	01/01/88

Williamsport, Maryland (formerly located at Baltimore, Maryland)

Sealy Mattress Company of Albany, Inc. in facilities located at:	01/01/88

Green Island, New York (formerly located at Albany, New York)
Oakville, Connecticut (Closed)
Putnam, Connecticut (Closed)

Sealy of Minnesota, Inc. in facilities located at:	01/01/88

St. Paul, Minnesota

Sealy Mattress Company of Michigan, Inc. in facilities located at:	01/01/88

Taylor, Michigan (Closed)

Participating Company	Adoption Date	Termination Date

Sealy Mattress Company of Kansas City, Inc. in facilities located at:	12/01/88

Kansas City, Kansas

Sealy Mattress Company of Illinois, Inc. in facilities located at:	06/01/90

Batavia, Illinois
Watertown, Wisconsin (Closed)
Grand Rapids, Michigan (Closed)

Sealy, Inc. (formerly OMT Corp.) in facilities located at:	06/01/90

Trinity, North Carolina (formerly located at Cleveland, Ohio)

Sealy Mattress Company (formerly The Stearns & Foster Bedding Company) in facilities located at:	06/01/90

South Brunswick, New Jersey (Closed)
Batavia, Illinois (Closed)
Conyers, Georgia (Closed)
Lockland, Ohio (Closed)
Miami, Florida (Closed)
Mira Loma, California (Closed)
Tukwila, Washington (Closed)

Columbiana, Ohio (Closed)	06/01/90
Lake Wales, Florida (Closed)
Pontotoc, Mississippi (Closed)

Sealy Texas, LP (formerly a portion of Sealy Mattress Company) in facilities located at:	11/29/99	6/24/07

Brenham, Texas
Fort Worth, Texas
New Orleans, Louisiana (Closed)

Sealy Texas Management, Inc. in facilities located at:	6/24/07

Brenham,Texas
Fort Worth, Texas

Sealy Technology LLC (formerly a portion of Sealy, Inc.) in facilities located at:	11/19/99

Trinity, North Carolina

Sealy Mattress Company in facilities located at:	06/01/90

Medina, Ohio

Ohio-Sealy Mattress Manufacturing Company in facilities located at:	06/01/90

Atlanta, Georgia

Sealy Mattress Company of Puerto Rico in facilities located at:	06/01/90

Carolina, Puerto Rico

Participating Company	Adoption Date	Termination Date

Ohio-Sealy Mattress Manufacturing Company, Inc. in facilities located at:

Randolph, Massachusetts (Closed)

Sealy Mattress Company of Memphis in facilities located at:	02/16/94

Memphis, Tennessee (Closed)

20.2         Designation of Participating Companies.  The Company may designate a subsidiary or Affiliate as a Participating Company under this Plan as of a specified date.  Such a subsidiary or Affiliate shall become a Participating Company by administrative action of the Company, which may be informal.  Thereafter, at the convenience of the Company, the status of the Participating Company shall be memorialized by the adoption of an amendment to Section 20.1 hereof that specifies the name of the subsidiary or Affiliate, its entry date and the location of each facility that will participate in the Plan.  Such amendment shall be executed by the Company and may, but need not, be executed or consented to by the subsidiary or Affiliate.

20.3         Adoption of Supplements.  The Company may determine that special provisions shall be applicable to some or all of the Employees of a Participating Company, either in addition to or in lieu of the provisions of this Plan, or may determine that certain Employees otherwise eligible to participate in this Plan shall not be eligible to participate in this Plan.  In such event, the Company shall adopt a Supplement with respect to the Participating Company that employs such individuals, which Supplement shall specify the Employees of the Participating Company covered thereby and the special provisions applicable to such Employees. Any Supplement shall be deemed to be a part of this Plan solely with respect to the Employees specified therein.

20.4         Amendment of Supplements.  The Company, from time to time, may amend, modify or terminate any Supplement; provided, however, that no such action shall operate so as to deprive any Employee who was covered by such Supplement of any vested rights to which he is entitled under this Plan or the Supplement.

20.5         Termination of Participation of Participating Company.  The Company may terminate this Plan with respect to Participants employed by any Participating Company by administrative action, which may be informal.  Thereafter, at the convenience of the Company, the status of such Participating Company shall be memorialized by the adoption of an amendment to Section 20.1 hereof.  The Trustee shall administer the Accounts of the Participants employed by said Participating Company in the manner set forth below:

(a)                                  if the Participating Company ceases to be a Participating Company but continues to be an Affiliate, or if only a portion of the Participants employed by the Participating Company cease to be eligible to participate, the affected Accounts shall be treated as those of transferred Employees as described in Section 19.1 hereof unless other provision is made therefore at such time; but

(b)                                 if the Participating Company ceases to be a Participating Company and also ceases to be an Affiliate, the affected Accounts shall be treated as if the Participant had incurred a Termination of Employment on the date of cessation of Affiliate status and the Participant’s Vested Interest shall become distributable as if such a Termination of Employment had occurred subject to the limitations on distributions under such circumstances as set forth in Code Section 401(k) determined as if such limitations applied to the Participant’s entire Vested Interest and not merely amounts contributed under Code Section 401(k).

20.6             Delegation of Authority.  The Company is hereby fully empowered to act on behalf of itself and the other Participating Companies as it may deem appropriate in maintaining the Plan.  Without limiting the generality of the foregoing, such actions include obtaining and retaining tax qualified status for the Plan and appointing attorneys-in-fact in pursuit thereof.  Furthermore, the adoption by the Company of any amendment to the Plan or the termination thereof, will constitute and represent, without any further action on the part of any Participating Company, the approval, adoption, ratification or confirmation by each Participating Company of any such amendment or termination.  In addition, the appointment of or removal by the Company of any member of the Committee, any Plan Administrator, Trustee, Investment Manager or other person under the Plan shall constitute and represent, without any further action on the part of any Participating Company, the appointment or removal by each Participating Company of such person.  Finally, the Company may delegate some or all of its duties under this Article to the Plan Administrator by administrative action, which may be informal.

ARTICLE 21
LIMITATIONS ON ANNUAL ADDITIONS

21.1         Maximum Annual Additions.  Notwithstanding anything contained in this Plan to the contrary, in no event shall a Participant’s Annual Additions and annual amount of retirement benefits in this Plan and any other qualified retirement plan sponsored by the Company or any Related Company be greater than the maximum allowable amounts determined in accordance with Code Section 415, taking into account Section 235(g) of the Tax Equity and Fiscal Responsibility Act of 1982, ERISA Section 2004(d), and for periods commencing on and after January 1, 2002, Section 611 of the Economic Growth and Tax Relief Reconciliation Act of 2001, the requirements of which are, respectively, incorporated herein by reference.

21.2         Reduction of Excess Benefits.  Prior to December 1, 2000, in the event a Participant, who would otherwise be credited with excess Annual Additions, benefits or projected benefits, is also a participant under any other defined contribution plan of a Participating Company or any Related Company and/or any defined benefit pension plan of a Participating Company or any Related Company, adjustment under Code Section 415 shall be made in the following order:

(a)                                  first, the excess of the Participant’s projected employer funded annual benefit under any defined benefit pension plan of a Participating Company or a Related Company over the Participant’s accrued employer funded annual benefit under such plan shall be reduced;

(b)                                 second, employee deferred pay contributions made pursuant to a Participant’s Compensation reduction election under Section 4.1 hereof shall be reduced;

(c)                                  third, employer base contributions made pursuant to Section 5.1 hereof shall be reduced;

(d)                                 fourth, profit sharing contributions made pursuant to Section 5.1 hereof shall be reduced;

(e)                                  fifth, annual additions under any other defined contribution plan of a Participating Company or a Related Company, other than contributions, if any, made by the Participating Company or Related Company at the election of the Participant, in lieu of cash compensation pursuant to Code Section 401(k), shall be reduced;

(f)                                    sixth, the accrued benefit of such Participant under any defined benefit pension plan maintained by a Participating Company or Related Company shall be reduced; and

(g)                                 seventh, contributions, if any, made under any other defined contribution plan of a Participating Company or a Related Company by the Participating

Company or Related Company at the election of the Participant in lieu of cash compensation pursuant to Code Section 401(k), shall be reduced.

In lieu of the foregoing, the Plan Administrator and the Participant may agree to an alternative order for reduction of the Participant’s annual benefits and Annual Additions.

Notwithstanding the foregoing, in the event a Participant’s excess annual benefits or projected benefits would only result in a violation under Code Section 415(b), his benefits under a defined benefit pension plan of a Participating Company or a Related Company shall be reduced in the order set forth in subsections (a) and (f) above.  Furthermore, in the event a Participant’s excess Annual Additions would only result in a violation under Code Section 415(c), his Annual Additions shall be reduced under the Company’s defined contribution plans, including the Plan, and any defined benefit pension plan of a Participating Company or a Related Company in the order set forth in subsections (b), (c), (d), (e) and (g) above.

On and after December 1, 2000, in the event a Participant, who would otherwise be credited with excess Annual Additions is also a participant under any other defined contribution plan of a Participating Company or any Related Company, adjustment under Code Section 415 shall be made in the following order:

(1)                                  first, employee deferred pay contributions made pursuant to a Participant’s Compensation reduction election under Section 4.1 hereof shall be reduced;

(2)                                  second, employer base contributions made pursuant to Section 5.1 hereof shall be reduced;

(3)                                  third, profit sharing contributions made pursuant to Section 5.1 hereof shall be reduced;

(4)                                  fourth, annual additions under any other defined contribution plan of a Participating Company or a Related Company, other than contributions, if any, made by the Participating Company or Related Company at the election of the Participant, in lieu of cash compensation pursuant to Code Section 401(k), shall be reduced; and

(5)                                  fifth, contributions, if any, made under any other defined contribution plan of a Participating Company or a Related Company by the Participating Company or Related Company at the election of the Participant in lieu of cash compensation pursuant to Code Section 401(k), shall be reduced.

In lieu of the foregoing, the Plan Administrator and the Participant may agree to an alternative order for reduction of the Participant’s annual benefits and Annual Additions.

21.3             Definitions.  For purposes of calculating the maximum allowable amounts under Section 21.1 hereof, a Participant’s “Annual Additions” and “Limitation Year” shall have the same meaning as that set forth in Article 2 hereof and his compensation shall mean his “Testing Compensation” as defined in Article 2 of this Plan and paid and includible in gross income during the Limitation Year.

21.4             Suspense Account.  In the event, after the application of Section 21.2 hereof, there still remain Participating Company contributions that, if allocated to a Participant, would be in excess of the limits on Annual Additions set forth in Section 21.1 hereof, and which arise as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation or other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section, such excess amounts shall be used in the next Limitation Year and any succeeding Limitation Years, as necessary, to reduce Participating Company contributions that would otherwise be made for such Participant in such Limitation Year or Years. In the event such a Participant terminates employment at a time when excess amounts still remain on his behalf, such excess amounts shall be used as follows:

(a)                                  excess amounts that represent profit sharing contributions by the Participating Company shall be used to reduce the profit sharing contributions for all Participants employed by the Participating Company; and

(b)                                 excess amounts that represent deferred pay contributions shall be paid directly to him by the Participating Company.

Until any excess amounts described above are used to reduce Participating Company contributions, they shall be held in a suspense account.

Notwithstanding any other provisions of this Plan to the contrary (and specifically Section 22.5 hereof), in the event this Plan is terminated at a time when there are amounts credited to a suspense account pursuant to this Section, such amounts shall be returned to the appropriate Participating Companies. In the event amounts representing deferred pay contributions are returned to such Participating Companies hereunder, the appropriate Participating Company shall make payments to the Participants on whose behalf such contributions were made equal to the total of said refunded amounts.

ARTICLE 22
MISCELLANEOUS

22.1         Responsibility of Insurance Company.  No insurance company shall be deemed to be a party to this Plan for any purpose, nor shall it be responsible for the validity of this Plan.  No such company shall be required to look into the terms of this Plan or question any action of the Trustee hereunder or under the Trust Agreement, nor be responsible to see that any action of the Trustee is authorized by the terms of this Plan or the Trust Agreement.  Any such insurance company shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, or for any change made or action taken by such insurance company upon such direction, and no insurance company shall be obligated to see to the distribution or further application of any moneys so paid by it.  The certificate of the Trustee may be received by any insurance company as conclusive evidence of any of the matters mentioned in this Plan, and each insurance company shall be fully protected in taking or permitting any action on the faith thereof and shall incur no liability or responsibility for doing so.

22.2         Effect of Insolvency or Consolidation on Plan.  In the event a Participating Company shall at any time be judicially declared bankrupt or insolvent, or in the event of its dissolution, merger or consolidation without any provisions being made for the continuation of this Plan, the Plan created hereunder shall terminate as to Participants employed by such Participating Company and the Trustee shall make distributions as provided in Section 21.2 hereof.

22.3         Merger or Transfer of Plan Assets.  In the event the Plan shall merge or consolidate with, or transfer any of its assets or liabilities to any other plan, each Participant shall be entitled to receive, if the Plan were terminated immediately thereafter, a benefit that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated, in accordance with Code Section 414(l) and ERISA Section 208.

22.4         Limitation on Rights Granted to Participants.  Neither anything contained herein, nor any contribution made hereunder, nor any other acts done in pursuance of this Plan, shall be construed as entitling any Participant to be continued in the employ of a Participating Company or any Affiliate for any period of time nor as obliging a Participating Company or any Affiliate to keep any Participant in its employ for any period of time, nor shall any Employee of a Participating Company or any Affiliate nor anyone else have any rights whatsoever, legal or equitable, against a

Participating Company or the Trustee as a result of this Plan except those expressly granted to him hereunder.

22.5         Non-Reversion of Plan Assets to Participating Companies; Exceptions.  No contribution or payment by a Participating Company to the Trustee of this Plan, nor any income of the Trust Fund, shall in any event revert or be credited to or be used for the benefit of a Participating Company, and all such contributions, payments and income shall be used solely and exclusively for the benefit of the Participants and their Beneficiaries under this Plan, except that the Trustee shall return to a Participating Company upon written request of such Participating Company:

(a)                                  any contributions made by the Participating Company by a mistake of fact, provided such contributions are returned to the Participating Company within one (1) year after the date such contributions were made;

(b)                                 any contributions made for Plan Years during which this Plan does not initially qualify under Code Section 401(a), provided such contributions are returned to the Participating Company within one (1) year after the date of denial of qualification, but only if an application for determination was made with the Internal Revenue Service by the time prescribed by law for filing the Participating Company’s tax return for the Taxable Year in which the Plan was adopted, or on such later date as the Secretary of the Treasury may prescribe; and

(c)                                  any contributions, to the extent that their deduction is disallowed under Code Section 404, provided that such disallowed contributions are returned to the Participating Company within one (1) year after the disallowance of the deduction.

Notwithstanding the foregoing, any contributions or part thereof described in (a), (b) or (c) above that are made to the Plan by a Participating Company pursuant to a Participant’s election under Section 4.1 hereof shall not be returned to the Participating Company, but shall instead be returned to the Participant at whose election such contributions were made.

22.6         Procedures for Spousal Consent.  If any provision of this Plan shall require the consent of a Spouse, such consent shall be in writing with the signature of the Spouse notarized or witnessed by the Plan Administrator.  Notwithstanding any provision hereof to the contrary, the consent of the Spouse shall not be necessary if it is established to the satisfaction of the Plan Administrator that the signature of the Spouse cannot be obtained either because the Spouse cannot be located or because of such other circumstances as prescribed by applicable Treasury regulations.  Any consent given by a Spouse pursuant to this Section shall be effective only with respect to such Spouse and shall not be effective with respect to any other Spouse of such Participant.

22.7         Spousal Consent.  Notwithstanding any provision of this Plan to the contrary, the Plan Administrator, where required by law or where it deems appropriate, may require spousal consent for actions taken, elections made, or the exercise of any rights by a married Participant or former Participant under this Plan.  Any consent by a Spouse pursuant to this Section shall be made in accordance with Section 22.6 hereof.

22.8         Indemnification.  The Participating Companies shall jointly and severally indemnify, defend and hold harmless any officers, Employees or directors or former officers, Employees or directors of any Participating Company or Affiliate for all acts taken or omitted in carrying out the responsibilities of the Company, Participating Companies, Plan Administrator, Loan Administrator or Committee under the terms of this Plan and the Trust Fund or other responsibilities imposed upon such individuals by ERISA. This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of funds for the benefit of any such individuals, nor shall it provide indemnification for excise taxes imposed under Code Section 4975.  The Participating Companies shall indemnify such individuals for expenses of defending an action by a Participant, Beneficiary, government entity or other person, including all legal fees and other costs of such defense.  The Participating Companies will also reimburse such an individual for any monetary recovery in a successful action against any such person in any federal or state court or arbitration.  In addition, if the claim is settled out of court with the concurrence of the Company, the Participating Companies shall indemnify such person for any monetary liability under said settlement.  Notwithstanding the foregoing provisions of this Section, no indemnification shall be provided with respect to any person who is not an individual officer, Employee or director or former officer, Employee or director of a Participating Company or Affiliate nor with respect to any claim by a Participating Company or Affiliate against such individual.

22.9         Applicable Law.  This Plan shall be construed under and in accordance with the laws of the State of Delaware and of the United States of America.

22.10       Effect of Amendment and Restatement.  Notwithstanding any provision of this Amendment and Restatement to the contrary, this Amendment and Restatement shall not affect the balances credited to the Accounts of any Participant as of the Restatement Date, which balances shall remain credited to his Accounts until such date subsequent to the Restatement Date as of which his Accounts shall be next credited, debited, or adjusted as provided in this Plan, and shall not affect the amount or method of distribution of the Vested Interests of Participants who died, incurred a Disability (except to the extent described in new Section 10.4(b)), retired or experienced a Termination of Employment prior to the Restatement Date.  However, on and after the Cancellation Date (as defined in Sections 1.2 and 1.1 of Supplements 2 and 3, respectively), a single lump sum payment is the only method of distribution that may be elected by any Accountholders, other than an Accountholder (if any) for whom another form is required pursuant to a binding Qualified Domestic Relations Order as defined in Article 15 hereof issued prior to the applicable Cancellation Date.

This Amendment and Restatement is generally effective December 1, 2006, but also reflects certain changes that apply to earlier and later dates.  Except as otherwise provided herein, the terms and provisions of this Amendment and Restatement apply with respect to the operation of this Plan and all rights, obligations and transactions hereunder on and after their effective dates.  However, with respect to a Participant who retired or terminated service prior to the effective date of a change to this Plan, or to any person claiming benefits hereunder relating to such Participant, in general:

(a)                                  such change shall be applicable to such Participant or person to the extent such change relates to administrative procedures or the powers of the Company, Committee, Plan Administrator or Loan Administrator, or any Participating Company, Affiliate, Related Company, Trustee or Investment Manager, or if the Code, ERISA, or other relevant law requires such change to apply to such Participant or person; and

(b)                                 such change shall not be applicable to such Participant or person if the change relates to any other items, including but not limited to an increase in (1) the benefit that would be payable to such person, (2) the vesting of such benefit or (3) the distribution rights or options related thereto.

Notwithstanding the foregoing, where the provisions of this Plan specify the extent to which any such change shall be effective, such provisions (including, but not limited to, provisions relating to the methods of distribution available to Accountholders) shall govern.  The changes in the Cashout Maximum effective December 1, 1998, and March 28, 2005, the addition of the Automatic Rollover Maximum effective March 28, 2005, and the elimination of all forms of distribution other than the single lump sum payment effective December 1, 2004, shall apply to any Accountholder as long as his benefits are paid on or after such respective effective dates.

22.11       Enforceability.  If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provisions had not been included.

22.12       Interpretation.  All provisions of this Plan shall be interpreted and administered in accordance with the provisions of ERISA and Code Section 401(a), and any successor section or sections, in a nondiscriminatory manner and in a manner that is intended to assure compliance of the Plan’s operation therewith.  In the event the provisions of this Plan shall conflict with ERISA or the Code, administration of this Plan in compliance either with the provisions of this Plan or the provisions of ERISA and the Code shall be considered compliance with this document.

22.13       Intent and Purpose of Plan.  In the event it becomes impossible for the Company, a Participating Company, the Committee or the Plan Administrator to perform any act under this Plan, another act shall be performed, which, in the judgment of the Company, a Participating Company, the Committee, the Loan Administrator or the Plan Administrator, as the case may be, will most nearly carry out the intent and purpose of this Plan.

22.14       Correction of Errors.  In the event that through oversight or mistake of fact or law or otherwise, errors have been made in the administration of the Plan, the Plan Administrator shall take such action, as it deems necessary, to correct said administrative errors, including but not limited to making contributions (e.g., qualified nonelective contributions as defined in Treasury Regulation Section 1.401(k)-6) to or deductions from Accounts or taking other actions permitted by law, even if not otherwise provided under the Plan.

22.15       Payments as Full Satisfaction of Claims.  Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan Administrator and the Trustee, either of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator or the Trustee as the case may be.

22.16       Paperless Administration.  If this Plan requires that an action shall be in writing, then, to the extent permitted and effective pursuant to law, including but not limited to Treasury Regulation Section 1.401(a)-21, and approved by the Plan Administrator on a nondiscriminatory basis, such action may be taken in person, telephonically or electronically in lieu of such written action.

IN WITNESS WHEREOF, Sealy Corporation, by its appropriate officer duly authorized, has caused this Plan to be executed as of the 23rd day of January, 2008.

SEALY CORPORATION
(“Company”)

By	/s/ Jeffrey C. Claypool

SUPPLEMENT 1

TO THE

SEALY PROFIT SHARING PLAN

RELATING TO EMPLOYEES AT THE CAROLINA, PUERTO RICO FACILITY

OF

SEALY MATTRESS COMPANY OF PUERTO RICO

1.                                       Purpose and Effect. The purpose of this Supplement 1 of the Sealy Profit Sharing Plan (the “Plan”) is to comply with the requirements of Section 1165(a) and related provisions of the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR Code”), and shall only apply to Employees employed at the Carolina, Puerto Rico facility (the “Carolina, Puerto Rico Participants”) of Sealy Mattress Company of Puerto Rico (the “Participating Company”).  The provisions of Supplement 1 were originally effective June 1, 1990.  The provisions of this Supplement 1, as amended and restated herein, are effective December 1, 2006.

2.                                       Type of Plan.  It is the intent of the Company that the Plan be a profit-sharing plan as defined in Article 1165-1 of the regulations issued under the PR Code.  Notwithstanding Plan Section 1.5, the Company intends that the Plan provide for the Carolina, Puerto Rico Participants’ participation in the Company’s profits.

3.                                       No Deferred Pay Options Available.  Notwithstanding anything contained in the Plan to the contrary, a Carolina, Puerto Rico Participant shall not be permitted to make:  (i) deferred pay contributions pursuant to Plan Section 4.1; (ii) make-up deferred pay contributions after return from military service pursuant to Plan Section 4.8; or (iii) catch-up deferred pay contributions after attainment of age 50 pursuant to Plan Section 4.9.

4.                                       Highly Compensated Carolina, Puerto Rico Participants.  Any Carolina, Puerto Rico Participant who, determined on the basis of Compensation for each Plan Year, has greater Compensation than two-thirds of all other Carolina, Puerto Rico Participants will be considered a Highly Compensated Carolina, Puerto Rico Participant for purposes of nondiscrimination testing under the PR Code.

5.                                       Rollover Contributions.  Notwithstanding anything contained in the Plan to the contrary, rollovers to the Plan by a Carolina, Puerto Rico Participant are limited to the amounts distributed from an employee plan that qualifies under Section 1165(a) of the PR Code and under Code Section 401(a).

6.                                       Available Form of Distribution.  Notwithstanding any provision of the Plan to the contrary, including but not limited to Plan Section 12.3, a distributee who is a Carolina, Puerto Rico Participant may elect to receive distribution of his Accounts in the form of a single lump sum payment or in substantially equal annual installments for a period of

Supp. 1-1

years, as elected by such distributee, but not to exceed ten (10) years or his life expectancy (if less than ten (10) years).

7.                                       Immediate Distribution of Small Amounts.  Notwithstanding any provision in the Plan to the contrary, including but not limited to Plan Section 2.9, the “Cashout Maximum” with respect to Accounts of Participants who are employed by Sealy Mattress Company of Puerto Rico (or its successor) in its facilities located at Carolina, Puerto Rico, shall mean Five Thousand Dollars ($5,000), provided, however, that amounts credited to Rollover Accounts shall not be taken into account in determining the Cashout Maximum for such Accounts.  Furthermore, the term “Automatic Rollover Maximum” in Plan Section 2.7 and the provision for automatic rollovers in Plan Section 12.8(b) shall not apply to the Accounts of Participants who are employed by Sealy Mattress Company of Puerto Rico (or its successor) in its facilities located at Carolina, Puerto Rico.

8.                                       Direct Rollovers.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under Plan Section 12.10, a distributee who is a Carolina, Puerto Rico Participant may request, at the time and in the manner prescribed by the Plan Administrator, to have the entire lump-sum distribution from the Plan paid directly to a “Puerto Rico Eligible Retirement Plan” (as defined below) in a direct rollover.  For purposes of this paragraph, the term “Puerto Rico Eligible Retirement Plan” means a qualified trust described in Section 1165(a) of the PR Code and an individual retirement account or annuity described in Sections 1169(a) and (b) of the PR Code, respectively, that accepts the Carolina, Puerto Rico Participant’s eligible rollover distribution.

9.                                       Reversion of Contributions by a Participating Company.  To the extent permissible under ERISA, contributions by a Participating Company to the Plan with respect to the Carolina, Puerto Rico Participants are expressly conditioned on the deductibility of such contribution under Section 1023(n) of the PR Code for the taxable year for which contributed.  If the Puerto Rico Department of the Treasury disallows the deduction, or if the Participating Company contribution was made by a mistake of fact, to the extent permitted by ERISA, such contributions shall be returned to the Participating Company within one (1) year after the disallowance of the deduction (to the extent disallowed), or after the payment of the contribution, respectively.

10.                                 Payment of Contributions by a Participating Company.  Contributions by a Participating Company to the Plan with respect to Carolina, Puerto Rico Participants shall be paid to the Trustee not later than the due date for filing the Participating Company’s Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.

11.                                 Plan Merger.  Any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund as applied to a Carolina, Puerto Rico Participant under Plan Section 22.3 will also be limited to the extent such other plan and trust fund are qualified under Section 1165(a) of the PR Code.

12.                                 Termination, Partial Termination or Complete Discontinuance of Participating Company Contributions.  Notwithstanding any provision of the Plan to the contrary, the Trustee shall not be required to make any distribution from the Trust Fund or deliver any annuity contracts to a Carolina, Puerto Rico Participant in the event the Plan is terminated or

Supp. 1-2

partially terminated, or Participating Company contributions are completely discontinued, until such time as the Puerto Rico Department of the Treasury shall have determined in writing that such termination, partial termination or discontinuance of Participating Company contributions will not adversely affect the prior qualification of the Plan under the PR Code.

13.                                 Governing Law.  Notwithstanding anything contained in the Plan to the contrary, with respect to Carolina, Puerto Rico Participants, the Plan will be governed and construed according to the PR Code, where such law is not in conflict with the applicable federal laws.

14.                                 Use of Terms.  All terms and provisions of the Plan shall apply to this Supplement 1, except that where the terms and provisions of the Plan and this Supplement 1 are in conflict, the terms and provisions of this Supplement 1 shall govern.

Supp. 1-3

SUPPLEMENT 2

TO THE

SEALY PROFIT SHARING PLAN

RELATING TO CERTAIN FORMER PARTICIPANTS IN THE

SEALY MATTRESS COMPANY OF MEMPHIS, INC.

PROFIT SHARING PLAN

This Supplement 2 to the Sealy Profit Sharing Plan (the “Plan”), effective October 2, 2000, relates to Employees who formerly participated in the Sealy Mattress Company of Memphis, Inc. Profit Sharing Plan.

DEFINITIONS

Unless the context otherwise indicates, the following words shall have the following meanings whenever used in this Supplement.  Unless the context otherwise indicates, all other words defined in Article 2 of the Plan shall have the meanings set forth in such Article 2.

1.1           Annuity Starting Date.  The words “Annuity Starting Date” shall mean the first day of the first period for which an amount is payable as an annuity under the terms of the Plan or in the case of a benefit that is not payable in the form of an annuity, the first day on which all events have occurred that shall entitle a Participant to such benefit.

1.2           Cancellation Date.  The words “Cancellation Date” shall mean, with respect to a Memphis Plan Participant, the first date as of which his Transferred Amounts ceased to be payable in the forms of distribution (other than the lump sum form) available under the Memphis Plan, which date was December 1, 2004.

1.3           Memphis Plan Participant.  The words “Memphis Plan Participant” shall mean a Participant who was a participant in the Memphis Plan who, as of the Transfer Date, is an Employee of Sealy Memphis and compensated on a salaried basis and with respect to whom Transferred Amounts are transferred to the Plan.

1.4           Memphis Plan.  The words “Memphis Plan” shall mean the Sealy Mattress Company of Memphis, Inc. Profit Sharing Plan.

1.5           Sealy Memphis.  The words “Sealy Memphis” shall mean Sealy Mattress Company of Memphis, Inc.

1.6           Transfer Date.  The words “Transfer Date” shall mean October 2, 2000.

Supp. 2-1

1.7           Transferred Amounts.  The words “Transferred Amounts” shall mean the assets and related liabilities transferred on behalf of each Memphis Plan Participant to the Plan from the Memphis Plan as of the Transfer Date.

ALLOCATION AND VESTING

2.1           Allocation to Rollover Account.  A Memphis Plan Participant’s Transferred Amounts shall be allocated to a Rollover Account on his behalf.

2.2           Full Vesting for Transferred Amounts.  A Memphis Plan Participant’s Vested Percentage in his Transferred Amounts shall be one hundred percent (100%).

FORMS OF DISTRIBUTION

3.1           Optional Forms of Distribution for Transferred Amounts.  If a Memphis Plan Participant’s Annuity Starting Date with respect to his Transferred Amounts occurs prior to his Cancellation Date, the Transferred Amounts credited to his Rollover Account pursuant to Article 18 of the Plan and this Supplement 2, as adjusted for income, expenses, gains and losses thereon, may be distributed, at the election of the Accountholder, in either one or a combination of the following optional methods of distribution:

(a)                                  in a single lump sum payment; or

(b)                                 in any form of distribution with respect to the Transferred Amounts that would have been available to, or with respect to, the Memphis Plan Participant under the Memphis Plan as of October 2, 2000, if the Memphis Plan Participant had died, retired or otherwise terminated employment from the Memphis Plan on such date, unless the Secretary of the Treasury has promulgated regulations stating that such optional forms of payment may be eliminated without violating Code Section 411(d)(6), subject to the spousal consent requirement in Plan Section 22.6 and the joint and survivor annuity requirements under Code Section 401(a)(11),

3.2           Removal of Optional Form of Payment for Certain Rollover Accounts.  If the Memphis Plan Participant’s Annuity Starting Date with respect to the Transferred Amounts occurs on or after his Cancellation Date, the only form of distribution available to such Memphis Plan Participant, or his Beneficiary or alternate payee, shall be the single lump sum cash payment provided by Plan Section 12.3.

3.3           Other Assets Not Affected.  Regardless of when the Memphis Plan Participant’s Annuity Starting Date occurs, the form of distribution available to a Memphis Plan Participant, or his Beneficiary or alternate payee, pursuant to Section 3.1 of this Supplement 2 with respect to

Supp. 2-2

the Transferred Amounts shall not affect the forms of distribution available with respect to other assets held in such Participant’s Accounts under the Plan.

PLAN PROVISIONS APPLICABLE

4.1           General Rule.  Except as provided in this Supplement 2, the Transferred Amounts shall be subject to the provisions of the Plan and shall not be subject to any provision of the Memphis Plan or derived from the Memphis Plan pursuant to Code Section 411(d)(6) or otherwise.

Supp. 2-3

SUPPLEMENT 3

TO

SEALY PROFIT SHARING PLAN

RELATING TO CERTAIN FORMER PARTICIPANTS

WHO TERMINATED PRIOR TO THE CANCELLATION DATE

AND DISTRIBUTIONS PAYABLE BEFORE DECEMBER 1, 2004

This Supplement 3 to the Sealy Profit Sharing Plan (the “Plan”), relates only to Employees whose distributions from the Plan commenced prior to the Cancellation Date.  The provisions of this Supplement, and not replace, any applicable provisions in Article 12 of the Plan.

DEFINITIONS

Unless the context otherwise indicates, the following terms when initially capitalized herein, shall have the following meanings whenever used in this Supplement.  Unless the context indicates otherwise, all other terms defined in Article 2 of the Plan shall have the meanings set forth in such Article 2.

1.1           Cancellation Date.  The term “Cancellation Date” shall mean the first day as of which a Participant’s Accounts ceased to be distributable in any form other than the form of a single lump sum cash payment, which date was December 1, 2004.

LOAN ADMINISTRATION

2.1           Spousal Consent to Loans Made Prior to Cancellation Date from Rollover Account.  In the event a loan is to be made prior to the Cancellation Date, from a Borrower’s Rollover Account that is subject to the provisions of Plan Section 12.5, the Borrower’s Spouse, if any, consents to the loan in accordance with Plan Section 22.6 within the ninety (90) day period ending on the date the loan is made.

FORMS OF DISTRIBUTION

3.1           Waiver of Certain Election and Notice Periods.  In establishing a benefit commencement date, a Participant may waive certain election periods established under Code Sections 402(f), 411(a)(11) and 417 and Section 3.5 of this Supplement 3.  The Plan Administrator shall provide information to the Participant concerning his rights under the Plan

Supp. 3-1

including information that clearly indicates that the Participant has at least thirty (30) days to consider whether to consent to the distribution and to consent to a direct rollover pursuant to Plan Section 12.10.  If the Participant, after receiving such information, affirmatively elects distribution, the Plan Administrator shall treat the election as a waiver of the remaining notice period under Code Sections 402(f) and 411(a)(11) and the Plan, and may direct that the distribution be made to the Participant unless the distribution will commence before the Cancellation Date and is subject to Code Sections 401(a)(11) and 417.

For distributions commencing before the Cancellation Date, and notwithstanding the foregoing provisions regarding waiver of the entire remaining notice period, if and only if the distribution is one to which Code Sections 401(a)(11) and 417 do apply, a Participant may elect (with any applicable spousal consent) to waive any requirement that a written notice concerning waiver of a joint and survivor annuity be provided thirty (30) days before the Annuity Starting Date or that the applicable election period to waive the qualified joint and survivor annuity form of benefit shall not end before the thirtieth (30th) day after the date on which such explanation is provided.  In the event of such a waiver, the distribution to the Participant may commence after the expiration of the seven (7) day period that begins after the explanation of the qualified joint and survivor annuity is provided to the Participant.  Such seven (7) day period may not be waived.

3.2           Distribution Procedures.  Each Participant, former Participant or Beneficiary who applies for benefits in accordance with Plan Section 12.2 shall also elect a method of distribution in accordance with this Supplement 3.

3.3           Annuity Payments for Certain Rollover Accounts.  Unless another method of distribution is selected under Section 3.4 of this Supplement 3, the normal method of distribution of amounts distributable to a Participant, former Participant or Beneficiary pursuant to Articles 9, 10 and 11 of the Plan that are attributable to amounts credited to his Rollover Account pursuant to Article 18 of the Plan and that are subject to the joint and survivor annuity requirements under Code Section 401(a)(11) at the time immediately prior to the transfer of such amounts to this Plan shall be as follows:

(a)                                  such distributions shall be made to a married Participant or a married former Participant in the form of a joint and survivor annuity contract of an insurance company issued on the joint lives of such Participant and his Spouse, with the provision that after the Participant’s death 50% of his

Supp. 3-2

monthly retirement benefit shall continue during the life of and be paid to his Spouse; or

(b)                                 such distributions shall be made to an unmarried Participant, an unmarried former Participant or a Beneficiary in the form of a full cash refund life annuity contract of an insurance company issued on the life of such Participant or Beneficiary.

3.4           Optional Form of Payments for Certain Rollover Accounts.  A Participant, former Participant or Beneficiary who commences distribution before the Cancellation Date may, subject to the notice requirements and spousal consent requirement set forth in Section 3.5 of this Supplement 3, elect to receive the amounts that are credited to his Rollover Account pursuant to Article 18 of the Plan and that are subject to the joint and survivor annuity requirements under Code Section 401(a)(11) in a single lump sum payment.

3.5           Election Procedures for Single Lump Sum Payment; Spousal Consent.  A Participant or former Participant commencing distribution in a single lump sum payment pursuant to Section 3.4 of this Supplement 3 with respect to amounts credited to his Rollover Account pursuant to Article 18 of the Plan and that are subject to the joint and survivor annuity requirements under Code Section 401(a)(11), shall notify the Plan Administrator of his election with respect to such amounts in a manner acceptable to the Plan Administrator prior to the date his retirement benefits become distributable pursuant to Article 9, 10 or 11 of the Plan and Plan Section 12.1.  The Plan Administrator shall, no less than thirty (30) days and no more than ninety (90) days (effective December 1, 2007, one hundred eighty (180) days) prior to such Participant’s or former Participant’s Annuity Starting Date, provide such Participant with a written explanation of:

(a)                                  the terms and conditions of the normal form set forth in Section 3.3 of this Supplement 3;

(b)                                 his right to make, and the effect of, (1) an election under this Section not to receive his retirement benefits pursuant to the normal form set forth in Section 3.3 of this Supplement 3, and (2) an election under Section 3.4 of this Supplement 3;

(c)                                  the rights of his Spouse in regard to such election, with respect to retirement benefits subject to Sections 3.3 and 3.4 of this Supplement 3;

(d)                                 his right to make, and the effect of, a revocation of any such elections; and

(e)                                  the relative values of the forms of retirement benefits described in Section 3.4 of this Supplement 3.

Supp. 3-3

Notwithstanding anything contained in this Article to the contrary, effective December 1, 1997, the following provisions apply to the time for written explanation under Code Section 417(a)(7):

(1)                                  The written explanation described in Code Section 417(a)(3)(A) may be provided after the Participant’s or former Participant’s distributions are to commence, except to the extent provided in applicable Treasury regulations.  If so, the ninety (90) day applicable election period shall not end before the thirtieth (30th) day after the date on which such explanation is provided.

(2)                                  A Participant or former Participant may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least thirty (30) days before the date as of which his distributions are to commence (or to waive the thirty (30) day requirement under the above paragraph) if:

(A)                              the Plan Administrator provides information clearly indicating the Participant or former Participant has the right to at least thirty (30) days to consider whether to waive the form of annuity contract applicable to him under Section 3.4 of this Supplement 3 and consent to a form of distribution other than such annuity contract;

(B)                                the distribution commences more than seven (7) days after such explanation is received; and

(C)                                the Participant or former Participant is permitted to revoke an affirmative distribution election at least until the annuity starting date, or if later, at any time prior to the expiration of the seven (7) day period that beings the day after such explanation is provided by the Participant.

An election of a single lump sum payment shall be made by a Participant or former Participant during the ninety (90) day period ending on his Annuity Starting Date; provided, that his Annuity Starting Date shall be delayed, if necessary, to ensure that he shall have received the foregoing written explanation at least thirty (30) days prior to his Annuity Starting Date.  Any such election may be revoked and made again any number of times as long as such ninety (90) day period has not expired.  For purposes of this Section, a Participant’s or former Participant’s “Annuity Starting Date” is the first day of the first period for which an amount is payable as an annuity under the terms of this Plan or in the case of a benefit that is not payable in the form of an annuity, the first day on which all events have occurred that shall entitle him to such benefit.

If a married Participant or former Participant receives retirement benefits subject to Sections 3.3 or 3.4 of this Supplement 3 and commences distribution before the Cancellation

Supp. 3-4

Date under a form other than the joint and survivor annuity form, described in Section 3.3(a) of this Supplement 3, his election shall not be of any effect and the Participant or former Participant shall be treated the same as though his election had not been made unless the Participant’s Spouse consents in writing to such election in accordance with Plan Section 22.6.  Any such election by a married Participant shall designate a specific optional method of distribution that shall not be changed without his Spouse’s consent, unless the Spouse’s original consent expressly permits further changes by the Participant.

3.6           Administering Distribution of Accounts.  Notwithstanding Plan Section 12.3, for distributions of amounts credited to a Participant’s or former Participant’s Rollover Accounts pursuant to Article 18 hereof that commence before the Cancellation Date, the Plan Administrator shall notify the Trustee immediately of such election, and the Trustee shall make all distributions in accordance with such method of distribution.  At any time that amounts remain credited to a Participant’s or former Participant’s Rollover Account or Distributable Account, he may, subject to the spousal consent requirement described above, file with the Plan Administrator instructions changing the method of distribution.  The Plan Administrator shall promptly direct the Trustee in writing to adopt the new method of distribution for any amounts remaining credited to such person’s Accounts.  In no case shall the Trustee be obligated to accept any instructions for a change in the method of distribution if, in its judgment, it will be unduly expensive to carry out such instructions.  There shall be no liability on the part of the Plan Administrator to any person because of any delay in notifying the Trustee of a change in method of distribution filed with it.

3.7           Option to Purchase Annuity Contracts.  The Trustee shall, upon notification by the Plan Administrator as to the eligibility of and method of distribution applicable to an Accountholder take any one or a combination of the following actions that the Plan Administrator, in its sole discretion, shall deem proper to effectuate the method of distribution to such person:

(a)                                  remit the amount then credited to such person’s Accounts, or a portion thereof, to an insurance company with instructions to apply the sum remitted to produce the maximum annuity available, thereunder; or

(b)                                 purchase from an insurance company an appropriate annuity contract or contracts; or

(c)                                  make payments directly from the Trust Fund to such person.

Supp. 3-5

Any amounts paid from the Trust Fund to an insurance company or to an Accountholder shall be debited from such Account.

3.8           Option to Restrict and Distribute Annuity Contract.  In the event the Trustee, pursuant to Plan Section 12.7, obtains an annuity contract or contracts for the benefit of a Participant, former Participant or Beneficiary, the Trustee shall, after having selected such settlement options and placed such restrictive endorsements thereon as are directed by the Plan Administrator, transfer ownership of the contract or contracts to such person and deliver said contract or contracts to him.

Supp. 3-6